     As filed with the Securities and Exchange Commission on February 5, 1998

                                           Registration Statement No. 333-43643

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                AMENDMENT NO. 1

                                      to


                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------


                             DOANE PRODUCTS COMPANY
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                2047                     43-1350515
  (State or other jurisdiction         (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)       Classification Code Number)     Identification Number)

                      WEST 20TH STREET AND STATE LINE ROAD
                             JOPLIN, MISSOURI 64804
                                 (417) 624-6166
               (Address, including zip code and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                           ---------------------------

                                 BOB L. ROBINSON
                             DOANE PRODUCTS COMPANY
                      WEST 20TH STREET AND STATE LINE ROAD
                             JOPLIN, MISSOURI 64804
                                 (417) 624-6166
  (Name, address, including zip code and telephone number, including area code, of agent for service)

                                    Copy to:

                                  ALAN P. BADEN
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

PROSPECTUS


DOANE PRODUCTS COMPANY

OFFER TO EXCHANGE

SHARES OF 14.25% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2007 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ALL OUTSTANDING SHARES OF 14.25% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2007


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 12, 1998, UNLESS EXTENDED


                              --------------------

     Doane Products Company, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange one share of the Company's 14.25% Senior Exchangeable Preferred Stock Due 2007, par value $0.01 per share (the "Exchange Shares"), which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each outstanding share of the Company's 14.25% Senior Exchangeable Preferred Stock Due 2007, par value $0.01 per share (the "Old Shares"). The Exchange Shares have the same rights, preferences, qualifications and restrictions as the Old Shares, except for certain transfer restrictions and registration rights relating to the Old Shares. The Exchange Shares and the Old Shares are collectively referred to herein as the "Preferred Shares" or "Preferred Stock."


     The Company will accept for exchange any and all Old Shares that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be March 12, 1998, unless the Exchange
Offer is extended. See "The Exchange Offer -- Expiration Date; Extensions; Amendment." Tenders of Old Shares may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date (as defined herein), unless previously accepted for exchange. The Exchange Offer is not conditioned upon any number of Old Shares being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). The Company has agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer."


                         (Cover continued on next page)

                              --------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE PREFERRED SHARES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------



                 The date of this Prospectus is February 6, 1998

     Dividends on the Preferred Shares are payable quarterly at an annual rate of 14.25% of the liquidation preference of the Preferred Shares (initially $25.00 per share) (the "Liquidation Value"). At December 31, 1997, the Liquidation Value was $34.20 per share. Dividends on the Preferred Shares accrete to the Liquidation Value and, at the option of the holders of a majority of the Preferred Shares, may be paid through the issuance of additional Preferred Shares on each dividend payment date through September 30, 2000. The Company does not expect to pay dividends on the Preferred Shares in cash for any period prior to September 30, 2000. The Preferred Shares are exchangeable, in whole or in part, at the option of the Company on any dividend payment date for 14.25% Junior Subordinated Exchange Debentures. See "Description of Preferred Stock."

     The Old Shares were initially sold by the Company to certain affiliates (the "DLJ Affiliates") of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") and to Chase Manhattan Investment Holdings, Inc. on October 5, 1995. The DLJ Affiliates sold their Old Shares in December 1997 to DLJSC in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. Such shares were thereupon offered and sold by DLJSC only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Shares may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Shares are being offered hereunder in order to satisfy the obligations of the Company under a registration rights agreement between the Company and DLJSC (the "Registration Rights Agreement") in connection with the sale of the Old Shares by the DLJ Affiliates to DLJSC. See "The Exchange Offer; Registration Rights."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13,
1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Mary Kay Cosmetics, Inc., SEC No-Action Letter (available June 5, 1991), the Company believes that the Exchange Shares issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Shares exchanged for such Exchange Shares directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Shares are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Shares. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Holders who tender Old Shares in the Exchange Offer with the intention to participate in a distribution of the Exchange Shares may not rely upon the Morgan Stanley Letter or similar no-action letters. See "The Exchange Offer -- General." Each broker-dealer that receives Exchange Shares for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Shares. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Shares received in exchange for Old Shares where such Old Shares were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 90 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer.

     The Exchange Shares will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any markets that may develop for the Exchange Shares or as to the ability of or price at which the holders of Exchange Shares would be able to sell their Exchange Shares. Future trading prices of the Exchange Shares will depend on many factors, including, among others, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the Exchange Shares on any securities exchange. DLJSC has informed the Company that it currently intends to make a market for the Exchange Shares. However, it is not so obligated, and any such market making may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Shares or as to the liquidity of or the trading market for the Exchange Shares.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, AND THE COMPANY WILL NOT ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD SHARES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                                TABLE OF CONTENTS


                                                                     PAGE NO
                                                                    ---------
          Available Information....................................      3
          Summary..................................................      5
          Forward-Looking Statements...............................     10
          Risk Factors.............................................     10
          Private Placement........................................     13
          Use of Proceeds..........................................     13
          Capitalization...........................................     13
          Selected Historical Financial Data.......................     14
          Management's Discussion and Analysis of Financial
               Condition and Results of Operations.................     16
          Business.................................................     22
          Description of the Preferred Stock.......................     28
          The Exchange Offer.......................................     30
          Exchange Offer; Registration Rights......................     36
          Plan of Distribution.....................................     37
          Transfer Restrictions on Old Shares......................     37
          Legal Matters............................................     38
          Experts..................................................     39
          Index to Financial Statements............................    F-1

                             AVAILABLE INFORMATION

     The Company is complying with the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov. While any Old Shares remain outstanding, the Company will make available, upon request, to any holder and any prospective purchaser of Old Shares, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should be directed to Thomas R. Heidenthal, Senior Vice President and Chief Financial Officer, Doane Products Company, West 20th Street and State Line Road, Joplin, Missouri 64804.

     This Prospectus constitutes part of a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of contracts or other documents are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of the applicable contract or other document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT (AS DEFINED HEREIN). NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                     SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto included elsewhere in this Prospectus and in the documents incorporated herein by reference.

                                   THE COMPANY

     The Company is the second largest producer of dry pet food products in the United States, accounting for approximately 22% of the total volume of such products in 1996, and is the largest producer of private label dry pet food in the United States. The Company produces, markets and distributes a wide selection of dry pet food products under private labels for approximately 300 customers, including mass merchandisers, membership clubs, national and regional grocery chains, speciality pet store chains, farm and feed store chains, and grocery and feed mill wholesalers and cooperatives. The Company also manufactures branded pet food products for national pet food companies in accordance with customer specifications and standards. In addition, the Company remarkets non-manufactured pet products, manufactures and sells pet food production equipment and parts, and fabricates other steel products to customer specifications. The Company manufactures and distributes its pet food products utilizing thirteen manufacturing and warehouse facilities and three additional distribution warehouse facilities, all of which are located in proximity to customers, raw materials and transportation networks. These facilities include a recently completed manufacturing and warehouse facility in Miami, Oklahoma that was financed through the issuance in March 1997 of $6.0 million of industrial development revenue bonds (the "Industrial Development Bonds"). The new facility produces, packages, stores and distributes pet food treats.

     The Company was incorporated under the laws of the state of Delaware in 1995 for the purpose of consummating the Acquisition (as defined herein). Prior to the Acquisition, Doane Products Company, the Company's predecessor, had been in the dry pet food manufacturing industry for 37 years. The Company's principal executive offices are located at West 20th Street and State Line Road, Joplin, Missouri 64804, and its telephone number at such offices is (417) 624-6166.

                                 THE ACQUISITION

     On October 5, 1995, the Company was acquired through the merger of DPC Subsidiary Acquisition Corp. with and into the Company's predecessor, Doane Products Company (the "Predecessor"), which immediately merged with and into the Company (formerly known as DPC Transition Corp.), with the Company being the surviving entity. Immediately following such mergers, DPC Transition Corp. changed its name to Doane Products Company. DPC Subsidiary Acquisition Corp. and DPC Transition Corp. were both newly organized Delaware corporations formed for the sole purpose of effecting the Acquisition.

     The Company is a wholly-owned subsidiary of DPC Acquisition Corp. ("DPCAC"), which was formed by the Investors to acquire the Company. The Investors included (a) certain members of the Company's management, (b) Summit/DPC Partners, L.P. ("Summit"), an affiliate of Summit Capital, Inc. ("SCI"), (c) DLJ Merchant Banking Partners, L.P. and certain of its affiliates ("DLJMB"), all of which are affiliates of DLJSC, and (d) Chase Manhattan Investment Holdings, Inc. ("CMIHI"), a wholly-owned subsidiary of The Chase Manhattan Corporation.


     The purchase price for the Acquisition was $249.1 million, including existing indebtedness. The Acquisition was financed through (i) the Senior Credit Facility, which provides term loan borrowings of $90 million and revolving loan borrowings of up to $25 million (the "Senior Credit Facility"),
(ii) the sale of $120 million principal amount of senior subordinated increasing rate notes of the Company (the "Bridge Notes"), and (iii) a securities purchase agreement with the Investors providing for (a) the sale of the Preferred Stock and warrants to purchase common stock of DPCAC for $30 million, and (b) common stock of DPCAC for $27.5 million. The Bridge Notes and $40 million of term loan borrowings were refinanced on March 4, 1996, with the proceeds of $160 million of the Company's 105/8% Senior Notes due 2006 (the "Senior Notes"). As used herein, the term "Acquisition" means the acquisition of the Company by DPCAC, the refinancing of existing indebtedness and the payment of related fees and expenses.

                               THE EXCHANGE OFFER

     The Exchange Offer relates to the exchange of up to 1,200,000 Exchange Shares for a like number of Old Shares. The Exchange Shares have the same rights, preferences, qualifications and restrictions as the Old Shares except that the Exchange Shares have been registered under the Securities Act and will not be subject to certain transfer restrictions and are not entitled to registration rights under the original registration rights agreement. See "Exchange Offer; Registration Rights."

The Exchange Offer....................   The Company will issue one Exchange
                                         Share in exchange for each Old Share.
                                         As of the date hereof, 1,200,000 Old
                                         Shares are issued and outstanding. The
                                         Company will issue the Exchange Shares
                                         to tendering holders of Old Shares
                                         promptly after the Expiration Date.

Resale................................   The Company believes that the Exchange
                                         Shares issued pursuant to the Exchange
                                         Offer generally will be freely
                                         transferable by the holders thereof
                                         without registration or any prospectus
                                         delivery requirement under the
                                         Securities Act, except for certain
                                         Restricted Holders who may be required
                                         to deliver copies of this Prospectus in
                                         connection with any resale of the
                                         Exchange Shares issued in exchange for
                                         such Old Shares. See "The Exchange
                                         Offer--General" and "Plan of
                                         Distribution."


Expiration Date.......................   5:00 p.m., New York City time, on
                                         March 12, 1998, unless the Exchange
                                         Offer is extended, in which case the
                                         term "Expiration Date" means the latest
                                         date to which the Exchange Offer is
                                         extended. See "The Exchange Offer--
                                         Expiration Date; Extensions;
                                         Amendments."


Procedures for Tendering Old Shares...   Each holder of Old Shares wishing to
                                         accept the Exchange Offer must
                                         complete, sign and date the Letter of
                                         Transmittal, or a facsimile thereof, in
                                         accordance with the instructions
                                         contained herein and therein, and mail
                                         or otherwise deliver such Letter of
                                         Transmittal, or such facsimile, or an
                                         Agent's Message (as defined herein)
                                         along with the stock certificates
                                         representing the Old Shares to be
                                         exchanged and any other required
                                         documentation to the Exchange Agent at
                                         the address set forth herein and
                                         therein or effect a tender of Old
                                         Shares pursuant to the procedures for
                                         book-entry transfer as provided for
                                         herein. See "The Exchange Offer--
                                         Procedures for Tendering."

Special Procedures for Beneficial
Holders...............................   Any beneficial holder whose Old Shares
                                         are registered in the name of a broker,
                                         dealer, commercial bank, trust company
                                         or other nominee and who wishes to
                                         tender in the Exchange Offer should
                                         contact such registered holder promptly
                                         and instruct such registered holder to
                                         tender on the beneficial holder's
                                         behalf. If such beneficial holder
                                         wishes to tender directly, such
                                         beneficial holder must, prior to
                                         completing and executing the Letter of
                                         Transmittal and delivering the Old
                                         Shares, either make appropriate
                                         arrangements to register ownership of
                                         the Old Shares in such holder's name or
                                         obtain a properly completed stock power
                                         from the registered holder. The
                                         transfer of record ownership may take
                                         considerable time. See "The Exchange
                                         Offer-- Procedures for Tendering."

Guaranteed Delivery Procedures........   Holders of Old Shares who wish to
                                         tender their Old Shares and whose Old
                                         Shares are not immediately available or
                                         who cannot deliver their Old Shares and
                                         a properly completed Letter of
                                         Transmittal or any other documents
                                         required by the Letter of Transmittal
                                         to the Exchange Agent prior to the
                                         Expiration Date, or who cannot complete
                                         the procedure for book-entry transfer
                                         on a timely basis and deliver an
                                         Agent's Message, may tender their Old
                                         Shares according to the guaranteed
                                         delivery procedures set forth in "The
                                         Exchange Offer -- Guaranteed Delivery
                                         Procedures."

Withdrawal Rights.....................   Tenders of Old Shares may be withdrawn
                                         at any time prior to 5:00 p.m., New
                                         York City time, on the business day
                                         prior to the Expiration Date, unless
                                         previously accepted for exchange. See
                                         "The Exchange Offer-- Withdrawal of
                                         Tenders."

Termination of the Exchange Offer.....   The Company may terminate the Exchange
                                         Offer if it determines that the
                                         Exchange Offer violates any applicable
                                         law or interpretation of the staff of
                                         the SEC. Holders of Old Shares will
                                         have certain rights against the Company
                                         under the Registration Rights Agreement
                                         should the Company fail to consummate
                                         the Exchange Offer. See "Exchange
                                         Offer; Registration Rights."

Acceptance of Old Shares and
Delivery of Exchange Shares...........   Subject to certain conditions (as
                                         summarized above in "Termination of the
                                         Exchange Offer" and described more
                                         fully in "The Exchange Offer--
                                         Termination"), the Company will accept
                                         for exchange any and all Old Shares
                                         which are properly tendered in the
                                         Exchange Offer prior to 5:00 p.m., New
                                         York City time, on the Expiration Date.
                                         The Exchange Shares issued pursuant to
                                         the Exchange Offer will be delivered
                                         promptly after the Expiration Date. See
                                         "The Exchange Offer -- General."

Exchange Agent........................   U.S. Trust Company of Texas, N.A. is
                                         serving as exchange agent (the
                                         "Exchange Agent") in connection with
                                         the Exchange Offer. The mailing address
                                         of the Exchange Agent is: P.O. Box 841,
                                         Cooper Station, New York, New York
                                         10276, Attention: Corporate Trust. For
                                         information with respect to the
                                         Exchange Offer, the telephone number
                                         for the Exchange Agent is (212)
                                         420-6668, and the facsimile number for
                                         the Exchange Agent is (212) 420-6155.
                                         See "The Exchange Offer -- Exchange
                                         Agent."


                                  RISK FACTORS

     Prior to making an investment decision, prospective investors in the Preferred Shares should consider all the information set forth in this Prospectus and should carefully evaluate the considerations set forth in "Risk Factors."

                             SUMMARY FINANCIAL DATA


     The following table sets forth (i) summary historical financial data of the Company prior to the Acquisition ("Predecessor") as of and for the year ended December 31, 1994 and the nine month period ended September 30, 1995, and (ii) summary historical financial data of the Company after the Acquisition ("Successor") as of and for the three months ended December 31, 1995, the year ended December 31, 1996, and the nine month periods ended September 30, 1996 and 1997. The summary historical financial data as of and for the year ended December 31, 1994 and the nine month period ended September 30, 1995 have been derived from the audited financial statements of Predecessor. The selected historical financial data as of and for the three months ended December 31, 1995 and the year ended December 31, 1996 have been derived from the audited financial statements of Successor. The summary historical financial data as of and for the nine month periods ended September 30, 1996 and 1997 have been derived from the unaudited financial statements of Successor. The results of operations for the three month period ended December 31, 1995 and the nine month periods ended September 30, 1996 and 1997 are not necessarily indicative of the results of operations of Successor for the full year. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements and notes thereto included elsewhere in this Prospectus.



                                             PREDECESSOR                                SUCCESSOR
                                     --------------------------- --------------------------------------------------------
                                                    NINE MONTHS
                                                       ENDED      THREE MONTHS                 NINE MONTHS   NINE MONTHS
                                      YEAR ENDED     SEPTEMBER       ENDED      YEAR ENDED       ENDED         ENDED
                                     DECEMBER 31,       30,       DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30, SEPTEMBER 30,
                                         1994          1995          1995          1996          1996          1997
                                     --------------------------- --------------------------------------------------------
                                                              (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Net sales:
     Pet food                              $ 328,065    $ 270,049    $ 105,301   $ 468,292    $ 334,696    $ 367,996
     Non-manufactured products                30,625       18,844        4,408      24,337       15,144       25,968
     Engineering                               6,514        5,825        1,909       8,079        6,117        5,080
                                           ---------    ---------    ---------   ---------    ---------    ---------
         Total net sales                     365,204      294,718      111,618     500,708      355,957      399,044
Gross Profit                                  57,966       49,555       15,254      57,130       40,048       47,650
Selling expenses                              11,155        8,773        3,298      14,844       10,557       12,572
General and administrative expenses           12,972       10,776        4,343      17,375       11,377       12,859
Unusual items (1)                               --          9,440         --          --           --           --
Income from operations                        33,839       20,566        7,613      24,911       18,114       22,219
Net income (loss) (2)                         31,000       16,746        1,024      (1,518)      (2,495)       3,381
Non-cash preferred stock dividends(3)           --           --          1,069       4,670        3,440        3,896
Accretion of preferred stock (4)                --           --            269       1,076          808          809

OTHER DATA:
EBITDA (5)                                 $  38,613    $  33,804    $  10,063   $  35,264    $  25,719    $  30,407
     Interest expense                          2,597        3,707        5,926      22,687       17,173       17,090
Non recurring finance charge (6)                --           --           --         4,815        4,815         --
Depreciation and amortization                  4,660        3,694        2,359      11,157        7,388        8,008
Ratio of EBITDA to interest expense             --           --           1.7x        1.6x         1.5x         1.8x
Ratio of earnings to fixed charges (7)         13.1x         5.6x         1.3x         .9x          .8x         1.3x
Additions to property and equipment
     Maintenance                               1,891        1,290          567       2,353        1,651        2,325
     Expansion(8)                             10,268        2,934          730       5,548        3,305       10,608
Pet food sold (thousands of tons)                942          774          288       1,189          865          896
Net cash provided by operating
     activities                               39,250       12,954        1,996      18,583        8,339        9,930
Net cash used in investing activities         12,368        3,677      209,346      17,398       14,301       13,987
Net cash (used in) provided by financing
     activities                              (16,808)     (20,568)     205,350      (2,735)       4,412        4,057

                                               PREDECESSOR                                   SUCCESSOR
                                           ---------------------- ---------------------------------------------------------------
                                              AT DECEMBER 31,               AT DECEMBER 31,                 AT SEPTEMBER 30,
                                           ---------------------- --------------------------------- -----------------------------
                                                  1994                  1995             1996           1996           1997
                                           ---------------------- ----------------- --------------- -------------  --------------
BALANCE SHEET DATA:
Working capital...........................  $          35,410      $        38,894   $      25,578   $     30,496  $      29,075
Total assets..............................            142,710              309,584         338,333        311,001        328,465
Long-term debt (including current portion)             68,436              209,738         206,603        214,150        209,810
Preferred stock (9).......................                 --               18,414          24,160         22,624         28,864
Stockholders' equity......................             31,759               40,111          33,247         33,407         32,773


------------------

(1) Represents nonrecurring bonus payments to senior management in connection with the Acquisition.
(2) Net income of Predecessor does not include any provision for federal income taxes. Prior to the Acquisition, Predecessor was organized as a subchapter S corporation. Consequently, Predecessor did not pay federal, state or local income taxes except in those states that did not recognize subchapter S status or that required the payment of franchise taxes based on income.
(3) Dividends on the Preferred Stock are payable quarterly at a rate of 14.25% per annum, accrete to the Liquidation Value and may be paid through the issuance of additional shares of Preferred Stock on each dividend payment date through September 30, 2000.
(4) Represents accretion of the excess of the Liquidation Value over the carrying value of the Preferred Stock.
(5) EBITDA (earnings before interest, taxes, depreciation, amortization and unusual item) is presented here not as a measure of operating results, but rather as a measure of the Company's operating performance and ability to service debt.
(6) Amount represents fees relating to the $120 million of Bridge Notes (as hereinafter defined) associated with the Acquisition. These fees were expensed in March 1996 in connection with the refinancing of the Bridge Notes with proceeds from the sale of the Senior Notes.
(7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest.
(8) Includes the construction of new manufacturing or distribution facilities and expenditures to increase production capacity.
(9) The Preferred Stock had an initial liquidation preference of $30 million and was sold as a unit with warrants to purchase shares of common stock of DPCAC for aggregate consideration of $30 million. Approximately $12.9 million of such consideration was allocated to the value of the warrants and is recorded as stockholders' equity.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus and in the documents incorporated herein by reference, including without limitation statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" regarding the planned capital expenditures, the availability of capital resources to fund capital expenditures, the Company's financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Additional important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors.

                                  RISK FACTORS

     In addition to the other information set forth elsewhere in this Prospectus, the following factors should be carefully considered when evaluating an investment in the Exchange Shares.

LEVERAGE; RESTRICTIVE COVENANTS


     The Company is highly leveraged as a result of the Acquisition. At September 30, 1997, the Company had outstanding approximately $209.8 million in aggregate principal amount of indebtedness (excluding trade payables and other accrued liabilities, of which $160 million was attributable to the Senior Notes, and $44.9 million is attributable to the Senior Credit Facility, and $4.9 million was attributable to the Industrial Development Bonds (collectively, the "Senior Indebtedness")). See "Capitalization." In addition, subject to the restrictions in the Senior Credit Facility and the Indenture between the Company and U.S. Trust Company of Texas, N.A., as Trustee, in connection with the issuance of the Senior Notes (the "Indenture"), the Company may incur additional indebtedness from time to time to finance working capital, capital expenditures or acquisitions or for other purposes.


     The level of the Company's indebtedness will have important consequences to holders of the Preferred Shares, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes, (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, general corporate purposes or other purposes may be restricted,
(iii) the Company's borrowings under the Senior Credit Facility are at floating rates of interest, which could result in higher interest expense in the event of an increase in interest rates, (iv) the Indenture and the Senior Credit Facility contain financial and other restrictive covenants that could limit the Company's operating and financial flexibility and, if violated, would result in an event of default that could preclude the Company's access to credit under the Senior Credit Facility and could otherwise have a material adverse effect on the Company, and (v) the level of the Company's indebtedness could limit its flexibility in reacting to changes in its industry and economic conditions generally.


     The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company. In addition, the Senior Credit Facility contains other and more restrictive covenants and prohibits the Company and its subsidiaries from prepaying other indebtedness. See "Description of Senior Credit Facility." The Senior Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet such financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet such tests. A breach of any of these covenants could result in a default under the Senior Credit Facility, the Indenture, or both. Upon the occurrence of an event of default under the Senior Credit Facility, the lenders could elect to declare all amounts outstanding under the Senior Credit Facility, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the Senior Indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other obligations of the Company including redemption of the Liquidation Value. In connection with the Senior Credit Facility, the Company has pledged to the lenders substantially all of its assets, and DPCAC has pledged all of the common stock of the Company. If an event of default occurs under the Senior Credit Facility, the lenders have the right to foreclose upon such collateral. These restrictions could limit the ability of the Company to effect future financings or may otherwise restrict corporate activities.

EFFECTIVE SUBORDINATION TO SENIOR INDEBTEDNESS


     The Senior Credit Facility is secured by a first priority lien on substantially all of the Company's assets. The Industrial Development Bonds are secured by a first priority lien on certain real and personal property of the Company's Miami, Oklahoma plant. The Senior Notes rank senior to the Preferred Shares in respect of interest, repayment of principal and redemption upon changes in control. Holders of secured indebtedness of the Company, including the lenders under the Senior Credit Facility, will have claims with respect to the assets constituting collateral for such indebtedness that are prior to the claims of holders of the Preferred Shares. In the event of a default on any Senior Indebtedness, or a bankruptcy, liquidation or reorganization of the Company, the encumbered assets will be available to satisfy obligations with respect to the Senior Credit Facility or the Industrial Development Bonds, as appropriate, and any remaining assets will be available to satisfy the obligations with respect to the Senior Notes before any payment therefrom could be made on the Preferred Shares. Accordingly, Senior Indebtedness is effectively senior in right of payment to the Preferred Shares. At September 30, 1997, the Company had outstanding $204.9 million of Senior Indebtedness. In addition, as of September 30, 1997, the Company had $16.6 million (net of $.8 million of letters of credit outstanding) in unused secured borrowing capacity under the Senior Credit Facility.


MANDATORY PURCHASE OF THE PREFERRED SHARES AND SENIOR NOTES


     Upon a change of control, as defined in the Certificate of Designations, Preferences and Rights of the Preferred Stock ("Preferred Stock Change of Control"), the Company is required to offer to purchase all outstanding Preferred Shares at a redemption price of 101% of the then Liquidation Value plus accrued and unpaid dividends, to the date of purchase. In addition, upon a change of control pursuant to the Indenture ("Senior Note Change of Control," and together with a Preferred Stock Change of Control, a "Change of Control"), the Company is required to offer to purchase the Senior Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The source of funds for any such purchases will be the Company's available cash or cash generated from operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Preferred Shares or Senior Notes. In addition, the Senior Credit Facility prohibits the Company from repurchasing any Preferred Shares or Senior Notes upon a Change of Control. The effect of such requirements may make it more difficult to delay attempts by others to obtain control of the Company. See "Description of the Preferred Stock." All of the outstanding shares of common stock of the Company are owned by DPCAC, which is owned and controlled by the Investors. Therefore, such persons will be able to control the Company, including whether a Change of Control will occur.


DEPENDENCE ON CERTAIN CUSTOMERS


     For the years ended December 31, 1994, 1995 and 1996, Wal-Mart Stores, Inc. ("Wal-Mart") and the Sam's Club division of Wal-Mart ("Sam's Club") accounted for an aggregate of 68.9%, 67.5% and 64.9%, respectively, of the Company's net sales. The Company does not have a long-term contract with Wal-Mart, Sam's Club or any other customer. The Company has participated significantly in the development of private label pet food programs for Wal-Mart and Sam's Club. The Company has been the primary supplier of private label dry pet food products to Wal-Mart since 1970 and has been the primary supplier of such pet food products to Sam's Club since 1990. A significant decrease in business from either Wal-Mart or Sam's Club would have a material adverse effect on the Company's results of operations, financial condition and cash flows. See "Business -- Customers."


RAW MATERIALS AND PACKAGING COSTS

     The Company's financial results depend to a large extent on the cost of raw materials and packaging and the ability of the Company to pass along to its customers increases in these costs. Historically, market prices for commodity grains and food stocks have fluctuated in response to a number of factors, including changes in United States government farm support programs, changes in international agricultural and trading policies and weather conditions during the growing and harvesting seasons. Fluctuations in paper prices have resulted from changes in supply and demand, general economic conditions and other factors. In the event of increases in raw material costs, the Company would be required to increase sales prices for its products in order to avoid margin deterioration. There can be no assurance that any future sales price increases could be successfully implemented by the Company or as to whether any price increases implemented by the Company may affect the volumes of future shipments. See "Business -- Raw Materials and Packaging."

COMPETITION

     The pet food business is highly competitive. The companies that produce and market the major national branded pet foods are national or international conglomerates that are substantially larger than the Company and possess significantly greater financial and marketing resources than the Company. The private label pet food products sold by the Company's customers compete for access to shelf space with national branded products on the basis of quality and price. National branded products compete principally through advertising to create brand awareness and loyalty, and increasingly through pricing. The Company expects that competition from national branded manufacturers may occur from time to time in the future. To the extent that there is significant price competition from the national branded manufacturers or such manufacturers significantly increase their presence in the private label market, the Company's operating results and cash flow could be adversely affected. The Company also competes with regional branded manufacturers and other private label manufacturers and competes to manufacture certain products for national branded pet food companies. See "Business -- Competition."

ENVIRONMENTAL MATTERS

     The Company is subject to a broad range of federal, state and local environmental requirements, including those governing discharges to the air and water, the handling and disposal of solid and/or hazardous wastes and the remediation of contamination associated with releases of hazardous substances. Violations of these regulatory requirements can result in civil or criminal penalties being levied against the Company or in a cease and desist order against operations that are not in compliance. The Company believes that its operations are in material compliance with environmental requirements; however, there can be no assurance that environmental requirements will not change in the future or that the Company will not incur significant costs in the future to comply with environmental requirements. See "Business -- Governmental Regulation."

CONSEQUENCES OF FAILURE TO EXCHANGE; RESTRICTIONS ON RESALE OF OLD SHARES

     The Old Shares that are not exchanged for Exchange Shares in the Exchange Offer have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. See "Transfer Restrictions on Old Shares." The Company anticipates that the liquidity of the market for any Old Shares remaining after the consummation of the Exchange Offer may be substantially limited. Additionally, holders (other than Restricted Holders) of any Old Shares not tendered in the Exchange Offer prior to the Expiration Date will not be entitled to any registration rights, including the ability to require the Company to file a shelf registration statement. See "Exchange Offer; Registration Rights."

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE SHARES

     The Exchange Shares will be new securities for which there is currently no trading market. The Company does not intend to apply for listing of the Exchange Shares on any securities exchange or stock market. Although DLJSC has informed the Company, that it intends to make a market in the Exchange Shares, DLJSC is not obligated to do so, and any such market making may be discontinued at any time without notice. The liquidity of any market for the Exchange Shares will depend upon the number of holders of the Exchange Shares, the interest of securities dealers in making a market in the Exchange Shares and other factors. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Shares, and even if a market does develop, the price at which the holders of Exchange Shares will be able to sell such Exchange Shares is not assured and the Exchange Shares could trade at a price above or below either their purchase price or the Liquidation Value.

                                PRIVATE PLACEMENT

     On October 5, 1995, the Company completed the private sale to the DLJ Affiliates and Chase Manhattan Investment Holdings, Inc. of 1,200,000 Old Shares in a transaction not registered under the Securities Act in reliance upon
Section 4(2) of the Securities Act. In December 1997, DLJSC purchased 1,000,000 Old Shares from the DLJ Affiliates and thereupon offered and resold such Old Shares only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A.

                                 USE OF PROCEEDS


     The Company will not receive any cash proceeds from the issuance of the Exchange Shares offered hereby. In consideration for issuing the Exchange Shares as contemplated in this Prospectus, the Company will receive in exchange a like number of Old Shares, which are identical to the Exchange Shares. Accordingly, issuance of the Exchange Shares will not result in any change in capitalization of the Company.


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997 (in thousands):


Current maturities of long-term debt .................   $  11,354
Long-term debt, net of current maturities:
     Senior Credit Facility
         Term loan ...................................      25,962
         Revolving loan ..............................       7,575
     Senior Notes ....................................     160,000
     Industrial Development Bonds (net of
     construction and reserve funds) .................       4,919
                                                         ---------
              Total long-term debt ...................     198,456
                                                         ---------
Preferred Stock (1) ..................................      28,864
Shareholders' equity:
     Common stock and additional paid-in-capital .....      41,675
     Retained earnings ...............................      (8,902)
         Total shareholders' equity ..................      32,773
                                                         ---------
              Total capitalization ...................   $ 271,447
                                                         =========


------------------


(1) The Preferred Stock had an initial aggregate liquidation preference of $30 million and was sold as a unit with warrants to purchase shares of common stock of DPCAC for aggregate consideration of $30 million. Approximately $12.9 million of such consideration was allocated to the value of the warrants and is recorded as shareholders'equity.

                       SELECTED HISTORICAL FINANCIAL DATA


     The following table sets forth (i) selected historical financial data of the Company prior to the Acquisition ("Predecessor") as of and for the year ended December 31, 1994 and the nine month period ended September 30, 1995, and
(ii) selected historical financial data of the Company after the Acquisition ("Successor") as of and for the three months ended December 31, 1995, the year ended December 31, 1996, and the nine month periods ended September 30, 1996 and 1997. The selected historical financial data as of and for the year ended December 31, 1994 and the nine month period ended September 30, 1995 have been derived from the audited financial statements of Predecessor. The selected historical financial data as of and for the three months ended December 31, 1995 and the year ended December 31, 1996 have been derived from the audited financial statements of Successor. The selected historical financial data as of and for the nine month periods ended September 30, 1996 and 1997 have been derived from the unaudited financial statements of Successor. The results of operations for the three month period ended December 31, 1995 and the nine month periods ended September 30, 1996 and 1997 are not necessarily indicative of the results of operations of Successor for the full year. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements and notes thereto included elsewhere in this Prospectus.


                                               PREDECESSOR                                        SUCCESSOR
                            ------------------------------------------------- ----------------------------------------------------
                                                                                THREE
                                                                NINE MONTHS     MONTHS                  NINE MONTHS   NINE MONTHS
                                                                   ENDED        ENDED      YEAR ENDED      ENDED         ENDED
                                   YEAR ENDED DECEMBER 31,      SEPTEMBER 30, DECEMBER 30, DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                                 1992       1993        1994        1995         1995         1996         1996          1997
                              ---------  ---------   ---------  ------------- -----------  -----------  ------------  ------------
                                                                        (dollars in thousands)
INCOME STATEMENT DATA:
Net sales:
     Pet food .............   $ 257,371  $ 304,097   $ 328,065    $ 270,049     $105,301   $ 468,292    $ 334,696      $ 367,996
     Non-manufactured
        products ..........       9,644     23,782      30,625       18,844        4,408      24,337       15,144         25,968
     Engineering ..........       4,996      7,106       6,514        5,825        1,909       8,079        6,117          5,080
                              ---------  ---------   ---------    ---------     --------   ---------    ---------      ---------
         Total net sales ..     272,011    334,985     365,204      294,718      111,618     500,708      355,957        399,044
Gross Profit ..............      51,541     55,846      57,966       49,555       15,254      57,130       40,048         47,650
Selling expenses ..........      12,915     12,900      11,155        8,773        3,298      14,844       10,557         12,572
General and administrative
   expenses ...............      13,892     12,502      12,972       10,776        4,343      17,375       11,377         12,859
Unusual items (1) .........        --         --          --          9,440         --          --           --             --
Income from operations ....      24,734     30,444      33,839       20,566        7,613      24,911       18,114         22,219
Net income (loss) (2) .....      23,193     28,528      31,000       16,746        1,024      (1,518)      (2,495)         3,381
Non-cash preferred stock
   dividends(3) ...........        --         --          --           --          1,069       4,670        3,440          3,896
Accretion of preferred
   stock (4) ..............        --         --          --           --            269       1,076          808            809

OTHER DATA:
EBITDA (5) ................   $  29,116  $  35,103   $  38,613    $  33,804    $  10,063   $  35,264    $  25,719      $  30,407
     Interest expense .....       1,101      1,773       2,597        3,707        5,926      22,687       17,173         17,090
Non recurring finance
   charge (6) .............        --         --          --           --           --         4,815        4,815           --
Depreciation and
   amortization ...........       4,434      4,526       4,660        3,694        2,359      11,157        7,388          8,008
Ratio of EBITDA to
   interest expense .......        --         --          --           --           1.7x        1.6x         1.5x          1.8x
Ratio of earnings to fixed
   charges (7) ............       22.4x      17.2x       13.1x         5.6x         1.3x         .9x          .8x          1.3x
Additions to property
   equipment
     Maintenance ..........       1,059      1,888       1,891        1,290          567       2,353        1,651          2,325
     Expansion(8) .........       5,356      2,231      10,268        2,934          730       5,548        3,305         10,608
Pet food sold (thousands
   of tons) ...............         759        897         942          774          288       1,189          865            896
Net cash provided by
   operating activities ...      28,450     25,820      39,250       12,954        1,996      18,583        8,339          9,930
Net cash used in investing
   activities .............       5,519      4,070      12,368        3,677      209,346      17,398       14,301         13,987
Net cash (used in) provided     (26,147)   (17,768)    (16,808)     (20,568)     205,350      (2,735)       4,412          4,057
   by financing activities

                                                       PREDECESSOR                                     SUCCESSOR
                                              -----------------------------------    ----------------------------------------------
                                                      AT DECEMBER 31,                   AT DECEMBER 31,         AT SEPTEMBER 30,
                                              -----------------------------------    --------------------   -----------------------
                                                 1992        1993         1994         1995        1996       1996          1997
                                              ----------   ---------   ----------    ---------   --------   ---------    ----------
BALANCE SHEET DATA:
Working capital............................   $   24,175   $  31,194   $   35,410    $  38,894   $ 25,578   $  30,496   $  29,075
Total assets...............................      101,743     117,962      142,710      309,584    338,333     311,001     328,465
Long-term debt (including current portion)        33,823      32,776       68,436      209,738    206,603     214,150     209,810
Preferred Stock (9)........................           --          --           --       18,414     24,160      22,624      28,864
Stockholders' equity.......................       41,420      50,148       31,759       40,111     33,247      33,407      32,773

------------------------------------

(1) Represents nonrecurring bonus payments to senior management in connection with the Acquisition.
(2) Net income of Predecessor does not include any provision for federal income taxes. Prior to the Acquisition, Predecessor was organized as a subchapter S corporation. Consequently, Predecessor did not pay federal, state or local income taxes except in those states that did not recognize subchapter S status or that required the payment of franchise taxes based on income.
(3) Dividends on the Preferred Stock are payable quarterly at a rate of 14.25% per annum, accrete to the Liquidation Value and may be paid through the issuance of additional shares of Preferred Stock on each dividend payment date through September 30, 2000.
(4) Represents accretion of the excess of the Liquidation Value over the carrying value of the Preferred Stock.
(5) EBITDA (earnings before interest, taxes, depreciation, amortization and unusual item) is presented here not as a measure of operating results, but rather as a measure of the Company's operating performance and ability to service debt.
(6) Amount represents fees relating to the $120 million of Bridge Notes (as hereinafter defined) associated with the Acquisition. These fees were expensed in March 1996 in connection with the refinancing of the Bridge Notes with proceeds from the sale of the Senior Notes.
(7) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of deferred financing costs and that portion of rental expense that management believes to be representative of interest.
(8) Includes the construction of new manufacturing or distribution facilities and expenditures to increase production capacity.
(9) The Preferred Stock had an initial liquidation preference of $30 million and was sold as a unit with warrants to purchase shares of common stock of DPCAC for aggregate consideration of $30 million. Approximately $12.9 million of such consideration was allocated to the value of the warrants and is recorded as stockholders' equity.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


OVERVIEW

     The Company derives substantially all of its revenue from the sale of dry pet food products. The Company generally prices its pet food products based on the cost of raw materials and packaging and certain other costs plus a conversion charge (which includes a profit factor). The Company periodically adjusts prices based on fluctuations in raw material and packaging costs. There is often a lag between the timing of changes in costs and changes in sales prices.


     Variable costs comprise a majority of the Company's pet food cost of goods sold. Historically, approximately 85% to 90% of pet food cost of goods sold was comprised of raw material and packaging costs with labor, insurance, utilities and depreciation comprising the remainder. As a result, volatility in marketplaces for certain commodity grains and food stocks used in the Company's production process can have a significant impact on the profitability of the Company. In periods of significant commodity price increases, the Company is required to increase sales prices for its products in order to avoid margin deterioration. However, there can be no assurance that any future sales price increases could be successfully implemented by the Company or as to whether any price increases implemented by the Company might affect the volumes of future shipments. To mitigate the potential impact of commodity price swings, the Company hedges certain product commitments using forward exchange contracts. Unrealized gains and losses on commodity futures contracts are generally deferred and included in the basis of the product received. The forward exchange contracts have varying maturities, with none generally exceeding twelve months. Unrealized losses of $1.0 million were deferred on outstanding contracts at September 30, 1997.


     Operating expenses are comprised of selling, general and administrative expenses. Selling expenses are primarily (a) brokerage fees, (b) promotions, volume incentive discounts and rebates paid to customers, and (c) salaries and fringe benefits for sales personnel. A significant portion of the Company's general and administrative expenses are relatively fixed. As a result, these expenses typically do not increase proportionately with increases in volume and product sales.

     Sales of non-manufactured products include sales of cat litter, canned pet products and pet treats produced by third parties. The Company receives these items at its manufacturing facilities and warehouses and aggregates them with the Company's products for combined shipment to certain customers. The Company provides this service as part of its direct shipment program.

     The Company's sales are somewhat seasonal. The Company typically experiences an increase in net sales during the first and fourth quarters of each year, as is typical in the pet food industry. The seasonality of the pet food business is generally attributable to cooler weather, which results in increased dog food consumption.

     Prior to the Acquisition, the Company was organized as a subchapter S corporation. Consequently, the Company did not pay federal, state or local income taxes except in those states that did not recognize subchapter S status or that required payment of franchise taxes.

     The financial statements for the three months ended December 31, 1995, the year ended December 31, 1996, and the nine months ended September 30, 1997 are presented on Successor's new basis of accounting, while the financial statements for the nine months ended September 30, 1995 and prior periods are presented on the Predecessor's historical cost basis of accounting. The principal differences between the financial statements for Predecessor and for Successor are Successor's financial statements have increased debt expense, new depreciable basis, goodwill and corporate level taxes.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has historically funded its operations, capital expenditures and working capital requirements from cash flow from operations, bank borrowings and industrial development bonds. The Company had working capital of $29.1 million at September 30, 1997. Net cash provided by operating activities was $39.3 million, $15.0 million, $18.6 million and $9.9 million for the year ended December 31, 1994, for the twelve month period ended December 31, 1995, for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively. Net cash provided by (used in) borrowings was approximately $35.7 million, $140.4 million, ($3.1) million and $3.2 million, respectively, for such periods.

     Historically, principal uses of cash have been stockholder dividends, capital expenditures and working capital. During the three year period ended December 31, 1996, the Company spent $25.6 million on capital expenditures, of which $19.5 million was used to construct additional manufacturing capacity, including a new manufacturing facility and four new production lines in existing facilities, and $6.1 million was used to maintain existing manufacturing facilities. During the nine months ended September 30, 1997, the Company spent $12.9 million on capital expenditures, of which $10.6 million was used for expansion, including (a) the acquisition (in February 1997), renovation and equipping of the Everson, Pennsylvania facility, (b) the construction of a new manufacturing facility for the production of treats in Miami, Oklahoma, which commenced operations on August 12, 1997 and (c) the addition of a biscuit line to the Washington Court House facility. The Company financed the Miami, Oklahoma facility through the issuance on March 12, 1997 of $6.0 million of Industrial Development Bonds, which are secured by a mortgage lien and security interest on certain real and personal property. The Industrial Development Bonds were recorded at $4.9 million at September 30, 1997, which was net of undrawn amounts and construction and reserve funds.

     It is expected that existing manufacturing facilities, notwithstanding the recent capital expenditures on new and existing facilities, will not be sufficient to meet the Company's anticipated volume growth for the next several years. Accordingly, the Company anticipates that additional facilities will be necessary in order to support continued growth of the Company's business. The Company has continued to examine alternatives for expanding its business either through construction of additional manufacturing capacity or acquisition of manufacturing assets. Such potential acquisitions could include acquisitions of operating companies. The Company intends to finance such expansions or acquisitions with borrowings under existing credit facilities, or expanded credit facilities, or the issuance of additional equity, depending on the size of the proposed expansions or acquisitions.

     As a result of the Acquisition and the sale of the Senior Notes, the Company is highly leveraged and has significantly increased cash requirements for debt service relating to the Senior Credit Facility and the Senior Notes. The Company's ability to borrow is limited by the Senior Credit Facility and the limitations on the incurrence of indebtedness under the Indenture. The Company anticipates that its operating cash flow, together with amounts available to it under the Senior Credit Facility and new industrial development bonds, will be sufficient to finance working capital requirements, debt service requirements and anticipated capital expenditures during the 1998 calendar year.

     In connection with the Acquisition, the Company entered into the Senior Credit Facility with a syndicate of lenders led by Mercantile Bank providing for term loan borrowings of $90.0 million (the "Term Loan Facility") and a revolving credit facility of $25.0 million (the "Revolving Credit Facility") that the Company uses for working capital and capital expenditures. Approximately $84.3 million of the Term Loan Facility was advanced to the Company at the time of the Acquisition, $1.8 million was advanced on December 29, 1995 to repay certain industrial development bonds and an additional $3.1 million was advanced in 1996 to redeem additional industrial development bonds. The Senior Credit Facility was amended on February 28, 1996 to modify, among other things, certain covenants, the maturity date and the repayment schedule. In conjunction with such amendment, the Company repaid $40 million in principal amount of term loan borrowings with a portion of the proceeds of the sale of the Senior Notes. The Senior Credit Facility was also amended on June 28, 1996 and March 31, 1997 to modify certain financial covenants.

     Mandatory repayments under the Term Loan Facility, as amended, are required to be made on a quarterly basis. Such repayments commenced on September 30, 1996, with two quarterly payments of $2.1 million having been paid in 1996, and quarterly payments of $2.6 million having been paid in 1997. The quarterly payments will increase to $2.9 million per quarter in 1998 and 1999, and $3.7 million in the first two quarters of 2000 with the balance due in September 2000. In addition, the Company is required to make annual payments equal to a specified percentage of cash flow based on certain levels of indebtedness. The Term Loan Facility and the Revolving Credit Facility mature on September 30, 2000. The Company is required to make payments under the Revolving Credit Facility sufficient to reduce total amounts outstanding under the Revolving Credit Facility to specified levels for 30 consecutive days in each year. Substantially all of the Company's assets are pledged to secure the performance of the Company's obligations under the Senior Credit Facility.

     At September 30, 1997, the Company had borrowing capacity in the amount of $16.6 million under the Revolving Credit Facility, which was net of $.8 million for outstanding letters of credit. Long term debt outstanding at September 30, 1997 consisted primarily of $160.0 million Senior Notes, the Term Loan Facility in the amount of $37.3 million, the Revolving Credit Facility in the amount of $7.6 million and Industrial Development Bonds in the net amount of $4.9 million.

RESULTS OF OPERATIONS

     The following discussion is based on the historical financial statements included elsewhere in this Prospectus. The results for the three months ended December 31, 1995, the year ended December 31,1996, the nine months ended September 30, 1996 and the nine months ended September 30, 1997 reflect the Acquisition, which has been accounted for using the purchase method of accounting. The total purchase price of $249.1 million, including existing indebtedness (exclusive of fees and expenses of approximately $13.0 million), was allocated to the assets and liabilities acquired based upon their respective fair values. As a result, beginning October 1, 1995, the Company recorded expenses for depreciation and amortization significantly in excess of historical levels recorded by the Predecessor. In addition, the results of operations of the Company have been significantly affected by the impact of the financing of the Acquisition, including interest expense on the indebtedness incurred in connection with the Senior Credit Facility, the Bridge Notes and the Shares.

     The historical combined results of operations of the Company for the twelve month period ended December 31, 1995, the year ended December 31, 1996 and the nine month periods ended September 30, 1996 and 1997 are not directly comparable to the results of operations of Predecessor due to the effects of the Acquisition.



                                                 PREDECESSOR                      SUCCESSOR
                                        -------------------------------  ----------------------------
                                                                         THREE MONTH  COMBINED TWELVE
                                                           NINE MONTH      PERIOD       MONTH PERIOD
                                          YEAR ENDED      PERIOD ENDED      ENDED          ENDED
                                         DECEMBER 31,     SEPTEMBER 30,   DECEMBER      DECEMBER 31,
                                             1994             1995        31, 1995          1995
                                         ---------------  ------------  ------------  ---------------
                                                             (DOLLARS IN MILLIONS)
Net sales ..........................     $365.2    100.0%   $294.7         $111.6     $406.3    100.0%
Cost of sales ......................      307.2     84.1     245.1           96.4      341.5     84.0
                                         ------   ------    ------         ------     ------   ------
Gross profit .......................       58.0     15.9      49.6           15.2       64.8     15.9
Operating expenses:
   Selling .........................       11.2      3.1       8.8            3.3       12.1      3.0
   General and administrative.......       13.0      3.6      10.8            4.3       15.1      3.7
   Unusual item ....................        --       --        9.4            --         9.4      2.3
                                         ------   ------    ------         ------     ------   ------
      Total operating
           expenses ................       24.2      6.7      29.0            7.6       36.6      9.0
Income from operations .............       33.8      9.2      20.6            7.6       28.2      6.9
Interest expense ...................        2.6      0.7       3.7            5.9        9.6      2.4
Non-recurring finance charge .......        --       --        --             --         --       --
Other expense (income) .............       (0.1)     0.0      (0.1)          (0.1)      (0.2)     0.0
                                         ------   ------    ------         ------     ------   ------
Income before taxes ................       31.3      8.5      17.0            1.8       18.8      4.6
Provision for income taxes .........        0.4      0.1       0.2            0.8        1.0      0.0
                                         ------   ------    ------         ------     ------   ------
Net income (loss)(1) ...............     $ 30.9      8.4%   $ 16.8         $  1.0     $ 17.8      4.4%
                                         ======   =======   ======         ======    ======    ======


                                                           SUCCESSOR
                                    ----------------------------------------------------------
                                                         NINE MONTH            NINE MONTH
                                     YEAR ENDED         PERIOD ENDED          PERIOD ENDED
                                    DECEMBER 31,        SEPTEMBER 30,         SEPTEMBER 30,
                                       1996                1996                  1997
                                    --------------    -----------------   --------------------
Net sales .......................   $500.7   100.0%    $356.0     100.0%    $399.0     100.0%
Cost of sales ...................    443.6    88.6      316.0      88.8      351.4      88.1
                                    ------  ------     ------    ------     ------    ------
Gross profit ....................     57.1    11.4       40.0      11.2       47.6      11.9
Operating expenses:
   Selling ......................     14.8     2.9       10.5       2.9       12.6       3.2
   General and administrative ...     17.4     3.5       11.4       3.2       12.8       3.2
   Unusual item .................      --      --         --        --         --        --
                                    ------  ------     ------    ------     ------    ------
      Total operating expenses ..     32.2     6.4       21.9       6.1       25.4       6.4
Income from operations ..........     24.9     5.0       18.1       5.1       22.2       5.5
Interest expense ................     22.7     4.5       17.2       4.8       17.1       4.3
Non-recurring finance charge ....      4.8     0.9        4.8       1.3       --        --
Other expense (income) ..........     (0.2)    0.0        (.2)      0.0       (0.2)      0.0
                                    ------  ------     ------    ------     ------    ------
Income before taxes .............     (2.4)   (0.4)      (3.7)     (1.0)       5.3       1.2
Provision for income taxes ......     (0.9)   (0.1)      (1.2)     (0.3)       1.9        .5
                                    ------  ------     ------    ------     ------    ------
Net income (loss)(1) ............   ($ 1.5)   (0.3%)   $ (2.5)     (0.7%)   $  3.4       0.7%
                                    ======  ======     ======    ======     ======    ======

----------
(1) For Predecessor, net income does not include any provision for federal income taxes.













Nine Month Period Ended September 30, 1997 Compared to Nine Month Period Ended September 30, 1996

     The following table sets forth the Company's net sales for each sales component and gross profit for the nine month periods ended September 30, 1997 and September 30, 1996:



                                               NINE MONTH            NINE MONTH
                                              PERIOD ENDED          PERIOD ENDED             %
                                          SEPTEMBER 30, 1996    SEPTEMBER 30, 1997       CHANGE
                                          -------------------   ------------------       -------
                                                           (DOLLARS IN MILLIONS)
Net sales:
     Pet food .....................         $334.7                 $368.0                  9.9%
     Non-manufactured products ....           15.2                   25.9                 70.4
     Engineering products .........            6.1                    5.1                (16.4)
                                            ------                 ------                -----
         Total ....................         $356.0                 $399.0                 12.1%
                                            ======                 ======                 ====
Gross Profit ......................         $ 40.0                 $ 47.6                 19.0%
                                            ======                 ======                 ====

     Net Sales. Net sales for the nine months ended September 30, 1997 increased 12.1% to $399.0 million from $356.0 million for the same period in 1996. Pet food net sales for the same periods increased 9.9% to $368.0 million from $334.7 million. Of this amount, approximately 3.8% was due to increases in tons sold, and the balance was principally the result of price increases implemented in late 1996 to mitigate increases in raw material costs that occurred throughout 1996. Net sales of non-manufactured products for the same periods increased 70.4% to $25.9 million from $15.2 million due to distribution of additional products. Engineering products net sales for the same periods decreased 16.4% to $5.1 million from $6.1 million due to the focusing of the Company's efforts on its projects at Everson, Pennsylvania, Washington Court House, Ohio and Miami, Oklahoma.

     Gross profit. Gross profit for the nine months ended September 30, 1997 increased 19.0% to $47.6 million from $40.0 million for the same period in 1996. Of this amount, 13.0% represents improvements in pet food margins due to the aforementioned price increases and some reduction in the cost of certain raw materials in the latter part of the nine month period ended September 30, 1997. The balance of the gross profit improvement is principally attributable to the additional non-manufactured products. Gross profit increased as a percentage of net sales to 11.9% for the nine months ended September 30, 1997 from 11.2% for the nine months ended September 30, 1996.

     Operating expenses. Operating expenses for the nine months ended September 30, 1997 increased to $25.4 million (6.4% of net sales) from $21.9 million (6.1% of net sales) for the same period in 1996 due to (i) increases in salaries and related fringe benefits and (ii) increases in sales promotions, volume incentive discounts and brokerage costs resulting from increased pet food tons sold.

     Income from operations. Income from operations for the nine months ended September 30, 1997 increased 22.7% to $22.2 million from $18.1 million for the same period in 1996. Income from operations as a percentage of net sales increased to 5.5% from 5.1% for the same period in 1996, due to the improved pet food and non-manufactured products margins.

     Interest expense. Interest expense decreased to $17.1 million for the nine months ended September 30, 1997 from $17.2 million for the same period in 1996. Interest expense reductions resulting from payments on the Term Loan Facility were largely offset by additional interest expense on proceeds from the Industrial Development Bonds that were used to finance the construction of the new Miami, Oklahoma facility. For the nine months ended September 30, 1997, interest expense as a percentage of net sales decreased to 4.3% from 4.8% for the same period in 1996.

     Net income. Net income for the nine months ended September 30, 1997 increased to $3.4 million from a net loss of $2.5 million for the same period in 1996, primarily as a result of increased pet food and non-manufactured products margins.

Year Ended December 31, 1996 Compared to Combined Twelve Month Period Ended December 31, 1995

     The following table sets forth the Company's net sales for each sales component and gross profit for the year ended December 31, 1996 and the combined twelve month period ended December 31, 1995:


                                                COMBINED TWELVE
                                               MONTH PERIOD ENDED        YEAR ENDED              %
                                               DECEMBER 31, 1995     DECEMBER 31, 1996        CHANGE
                                             ---------------------  -------------------       ------
                                                                (DOLLARS IN MILLIONS)
Net sales:
     Pet food ..........................         $375.4                 $468.3                24.7%
     Non-manufactured products .........           23.2                   24.3                 4.7
     Engineering products ..............            7.7                    8.1                 5.2
                                                 ------                 ------               -----
         Total .........................         $406.3                 $500.7                23.2%
                                                 ======                 ======               =====
Gross Profit ...........................         $ 64.8                 $ 57.1               (11.9)%
                                                 ======                 ======               =====


     Net sales. Net sales in 1996 increased 23.2% to $500.7 million from $406.3 million in the twelve month period ended December 31, 1995. Pet food net sales increased 24.7% to $468.3 million in 1996 from $375.4 million in the twelve month period ended December 31, 1995. This increase was primarily due to a 12.0% increase in tons sold, of which 2.2% represented new business, and price increases implemented throughout the year in response to higher raw material costs. Net sales of non-manufactured products increased 4.7% in 1996 to $24.3 million due to distribution of additional items. Engineering net sales increased 5.2% in 1996 to $8.1 million.

     Gross profit. Gross profit for 1996 was negatively impacted by increases in the costs of most raw materials. The cost increases were partially offset by an increase in tons of pet food sold and price increases implemented throughout the year. Gross profit for 1996 was also negatively impacted by $1.9 million due to increased depreciation resulting from the write-up of assets in connection with the Acquisition. Gross profit as a percentage of net sales for the periods declined from 15% for 1995 to 11.4% for 1996, primarily due to decreased margins on pet food sales.

     Operating expenses. Operating expenses decreased 12.0% to $32.2 million in 1996 from $36.6 million in the twelve month period ended December 31, 1995. This was due primarily to the nonrecurrence in 1996 of $9.4 million of unusual expenses recorded as of September 30, 1995 in connection with the Acquisition. Selling expenses increased to $14.8 million in 1996 from $12.1 million in the twelve month period ended December 31, 1995. This increase was primarily attributable to a $1.9 million increase in promotions, volume incentive discounts, rebates and brokerage fees resulting from increased pet food tons sold. General and administrative expenses increased to $17.4 million in 1996 from $15.1 million in the twelve month period ended December 31, 1995, primarily due to additional depreciation and amortization expenses in the amount of $2.6 million incurred in connection with the Acquisition. Operating expenses as a percentage of net sales decreased to 6.4% from 9.0% in the twelve month period ended December 31, 1995.

     Income from operations. Income from operations decreased 11.7%, or $3.3 million, to $24.9 million in 1996 from $28.2 million in the twelve month period ended December 31, 1995. Income from operations as a percentage of net sales decreased to 5.0% in 1996 from 6.9% in the twelve month period ended December 31, 1995, primarily as a result of lower pet food margins and increased depreciation and amortization expense.

     Nonrecurring charge. In the year ended December 31, 1996, $4.8 million in nonrecurring interim debt financing costs was written off concurrent with the issuance of the Shares.

     Interest expense. Interest expense increased to $22.7 million in 1996 from $9.6 million in the twelve month period ended December 31, 1995 due to the debt incurred to finance the Acquisition.

     Net income. Net income (loss) decreased to $(1.5) million in 1996 from $17.8 million in the twelve month period ended December 31, 1995, as a result of lower pet food margins, increased interest, depreciation and amortization expenses and nonrecurring financing fees.

Combined Twelve Month Period Ended December 31, 1995 Compared to Year Ended December 31, 1994

     The following table sets forth the Company's net sales for each sales component and gross profit for the combined twelve month period ended December 31, 1995 and the year ended December 31, 1994:


                                                                        COMBINED TWELVE MONTH
                                                      YEAR ENDED             PERIOD ENDED               %
                                                   DECEMBER 31, 1994       DECEMBER 31, 1995          CHANGE
                                                ---------------------  -----------------------        ------
                                                                        (DOLLARS IN MILLIONS)
Net sales:
     Pet food.................................        $   328.1               $    375.4               14.4%
     Non-manufactured products................             30.6                     23.2              (24.2)
     Engineering products.....................              6.5                      7.7               18.5
                                                      ---------               ----------              -----
         Total................................        $   365.2               $    406.3               11.3%
                                                      =========               ==========              =====
Gross Profit..................................        $    58.0               $     64.8               11.7%
                                                      =========               ==========              =====



     Net sales. Net sales in the twelve month period ended December 31, 1995 increased 11.3% to $406.3 million from $365.2 million in 1994. Pet food net sales increased 14.4% to $375.4 million in the twelve month period ended December 31, 1995 from $328.1 million in 1994. This increase was primarily due to a 12.7% increase in pet food tons sold and price increases implemented in the last three months of 1995 in response to higher raw material costs. Net sales of non-manufactured products decreased 24.2% in the twelve month period ended December 31, 1995 due to the discontinuation of selected products. Engineering net sales increased 18.5% in the twelve month period ended December 31, 1995 to $7.7 million primarily due to increased sales for export.

     Gross profit. Gross profit for the twelve month period ended December 31, 1995 increased 11.7% to $64.8 million from $58.0 million in 1994. The increase was primarily due to the increase in pet food tons sold. Gross profit for the twelve month period ended December 31, 1995 was negatively impacted by $280,000 due to increased depreciation resulting from the write-up of assets in connection with the Acquisition. Gross profit as a percentage of net sales for the periods was approximately equal.

     Operating expenses. Operating expenses increased to $36.6 million in the twelve month period ended December 31, 1995 from $24.2 million in 1994. This was due primarily to the incurrence of $9.4 million of unusual expenses recorded as of September 30, 1995 in connection with the Acquisition. Selling expenses increased to $12.1 million in 1995 from $11.2 million in 1994. This increase was attributable to a $0.9 million increase in promotions, volume incentive discounts and rebates resulting from increased pet food tons sold. General and administrative expenses increased to $15.1 million in the twelve month period ended December 31, 1995 from $13.0 million in 1994 primarily due to increased depreciation and amortization expense in the three months ended December 31, 1995 resulting from the Acquisition, increases in quality control and pension plan expenses during 1995. Operating expenses as a percentage of net sales increased to 9% from 6.7% in 1994.

     Income from operations. Income from operations decreased 16.6%, or $5.6 million, to $28.2 million in the twelve month period ended December 31, 1995 from $33.8 million in 1994. This decrease was the result of the $9.4 million unusual item and approximately $1 million of incremental depreciation and amortization expense recorded in the three month period ended December 31, 1995 in connection with the Acquisition. Excluding the unusual item, income from operations would have increased by $3.8 million. Income from operations as a percentage of net sales decreased to 6.9% from 9.2% in 1994 as a result of the unusual item and increased depreciation and amortization expense resulting from the Acquisition.

     Interest expense. Interest expense increased to $9.6 million in the twelve month period ended December 31, 1995 from $2.6 million in 1994 due to the debt incurred in the three months ended December 31, 1995 to finance the Acquisition.

     Net income. Net income decreased to $17.8 million in the twelve month period ended December 31, 1995 from $30.9 million in 1994 as a result of the $9.4 million unusual item and increased interest expense and depreciation and amortization expense resulting from the Acquisition.

                                    BUSINESS

THE COMPANY

     The Company is the second largest producer of dry pet food products in the United States, accounting for approximately 22% of the total volume of such products in 1996, and is the largest producer of private label dry pet food in the United States. The Company produces, markets and distributes a wide selection of dry pet food products under private labels for approximately 300 customers, including mass merchandisers, membership clubs, national and regional grocery chains, speciality pet store chains, farm and feed store chains, and grocery and feed mill wholesalers and cooperatives. The Company also manufactures branded pet food products for national pet food companies in accordance with customer specifications and standards. In addition, the Company remarkets non-manufactured pet products, manufactures and sells pet food production equipment and parts, and fabricates other steel products to customer specifications. The Company manufactures and distributes its pet food products utilizing thirteen manufacturing and warehouse facilities and three additional distribution warehouse facilities, all of which are located in proximity to customers, raw materials and transportation networks.

     The Company recently completed a new manufacturing and warehouse facility in Miami, Oklahoma that was financed through the issuance in March 1997 of the Industrial Development Bonds. The new facility produces, packages, stores and distributes pet food treats.

THE ACQUISITION

     On October 5, 1995, the Company was acquired through the merger of DPC Subsidiary Acquisition Corp. with and into the Predecessor, which immediately merged with and into the Company (formerly known as DPC Transition Corp.), with the Company being the surviving entity. Immediately following such mergers, DPC Transition Corp. changed its name to Doane Products Company. DPC Subsidiary Acquisition Corp. and DPC Transition Corp. were both newly organized Delaware corporations formed for the sole purpose of effecting the Acquisition.


     The Company is a wholly-owned subsidiary of DPCAC, which was formed by the Investors to acquire the Company. The Investors included (a) certain members of the Company's management, (b) Summit, (c) DLJMB, and (d) CMIHI.



     The purchase price for the Acquisition was $249.1 million, including existing indebtedness. The Acquisition was financed through (i) the Senior Credit Facility, which provides term loan borrowings of $90 million and revolving loan borrowings of up to $25 million, (ii) the sale of $120 million principal amount of Bridge Notes, and (iii) a securities purchase agreement with the Investors providing for (a) the sale of the Preferred Stock and warrants to purchase common stock of DPCAC for $30 million, and (b) common stock of DPCAC for $27.5 million. The Bridge Notes and $40 million of term loan borrowings were refinanced on March 4, 1996, with the proceeds of the $160 million of Senior Notes.


GENERAL

     The Company manufactures and distributes its pet food products utilizing thirteen manufacturing and warehouse facilities and three additional distribution warehouse facilities, all of which are located in proximity to customers, raw materials and transportation networks. This network of manufacturing and warehouse facilities reduces freight costs for raw materials and finished goods and facilitates direct store shipment programs. Since 1987, the Company has constructed seven new manufacturing and warehouse facilities, purchased and renovated an existing facility, and renovated or expanded most of its other manufacturing and warehouse facilities. In constructing and renovating such facilities the Company utilizes in-house capabilities for the design, manufacture, installation and repair of its pet food manufacturing equipment, thereby reducing capital costs and start up times for plant construction and renovation.

     The Company has been a major supplier of private label dry pet food products to Wal-Mart since 1970 and to Sam's Club since 1990. The Company utilizes a computerized order and distribution system to ship product directly from the Company's manufacturing and warehouse facilities to most domestic Wal-Mart stores, a majority of which are located within 250 miles of the Company's facilities. The Company's direct ship program, which reduces customer inventory, handling and warehouse expenses, is enhanced by the location and number of the Company's facilities. The Company also offers direct shipment programs to, and utilizes electronic data interchange systems with, other customers, and believes that its experience with such programs and systems is an important competitive factor that has allowed it to attract new customers and increase sales to existing customers.

PRODUCTS AND SERVICES

     The Company's primary product is dry pet food, which generated approximately 90%, 92%, 93% and 92% of the Company's total net sales in 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively. Non-manufactured products generated approximately 8%, 6%, 5% and 6% of the Company's total net sales in 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively. The Company's engineering services group generated 1% to 2% of the Company's net sales in each of such years.

     Dry Pet Food Products. The Company produces, markets and distributes a wide selection of high quality dry pet food products, predominantly for dogs and cats. The Company manufactures dry pet food under approximately 200 different private labels and also manufactures various branded products for national pet food companies. The dog food product lines have accounted for the largest portion of the Company's dry pet food shipments. Such shipments, excluding biscuits, represented approximately 86%, 85%, 84% and 84% of the Company's dry pet food shipments (tonnage) in 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively. The Company's cat food product lines accounted for approximately 11%, 12%, 12% and 12% of the Company's dry pet food shipments (tonnage) in 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively.

     Non-Manufactured Products. Non-manufactured products include cat litter, canned pet products and pet treats produced by third parties. The Company receives these items at its facilities and aggregates them with the Company's manufactured products for combined shipment to certain customers. The Company provides this service as a part of its direct shipment program.

     Engineering Services Group. The Company generally utilizes its in-house engineering services group to design and supervise plant construction with the objective of reducing construction costs and ensuring quality control. The Company also designs and builds extruders, conveyors, dryers and other parts and equipment, including replacement parts, for pet food manufacturing facilities of the Company and third parties. The engineering services group includes a repair staff to provide machinery and equipment service and repair at the Company's production facilities and reduce production downtime.

SEASONALITY OF PET FOOD

     The Company's sales are somewhat seasonal. The Company typically experiences an increase in net sales during the first and fourth quarters of each year, as is typical in the pet food industry. The seasonality of the pet food business is generally attributable to cooler weather, which results in increased dog food consumption.

SALES AND DISTRIBUTION

     The Company's direct sales force seeks new accounts and negotiates with mass merchandisers, membership clubs, feed stores and specialty pet stores. The Company generally uses independent food brokers in obtaining business from grocery stores. The Company also seeks to generate new business through the expansion of its product lines and the development of new marketing programs to existing customers.

     The Company does not own or operate any transportation equipment. Most of the Company's products are distributed utilizing its customers' transportation networks. Several of the Company's largest customers utilize the Company as a "just-in-time" supplier and maintain trailers at the Company's manufacturing and distribution facilities. The trailers are loaded and shipped either directly to individual stores or to customers' distribution centers. Customers not utilizing their own fleets either arrange their own transportation or have the Company arrange transportation on a contract basis through common carriers.

CUSTOMERS

     The Company produces, markets and distributes a wide selection of dry pet food products under private labels for approximately 300 customers, including mass merchandisers, membership clubs, national and regional grocery chains, specialty pet store chains, farm and feed store chains, and grocery and feed mill wholesalers and cooperatives. The

Company also manufactures branded pet food products for national pet food companies in accordance with customer specifications and standards. In addition, the Company remarkets non-manufactured pet products, manufactures and sells pet food production equipment and parts, and fabricates other steel products to customer specifications.

     In 1996, Wal-Mart and Sam's Club accounted for 64.9% of the Company's net sales. The Company has been a major supplier of private label dry pet food products to Wal-Mart since 1970 and to Sam's Club since 1990. A portion of the Company's sales to Wal-Mart and other customers is attributable to branded pet food products manufactured and distributed by the Company for national pet food companies. The Company utilizes a computerized order and distribution system to ship product directly to most domestic Wal-Mart stores, a majority of which are located with 250 miles of the Company's facilities.

     The Company generally does not have written contracts with its customers. The loss of any significant customer, or customers, which in the aggregate represent a significant portion of the Company's sales, would have an adverse impact on the Company's operating results and cash flows.

COMPETITION

     The pet food business is highly competitive. The companies that produce and market the major national branded pet foods are national or international conglomerates that are substantially larger than the Company and possess significantly greater financial and marketing resources than the Company. The private label pet food products sold by the Company's customers compete for access to shelf space with national branded products on the basis of quality and price. National branded products compete principally through advertising to create brand awareness and loyalty, and increasingly through pricing. The Company expects that price competition from national branded manufacturers may occur from time to time in the future. To the extent that there is significant price competition from the national branded manufacturers or such manufacturers significantly increase their presence in the private label market, the Company's operating results and cash flow could be adversely affected. The Company also competes with regional branded manufacturers and other private label manufacturers and competes to manufacture certain products for national branded pet food companies.

RAW MATERIALS AND PACKAGING

     The principal raw materials required for the Company's manufacturing operations are bulk commodity grains and food stocks, including corn, soybean meal, wheat middlings, meat and bone meal, and corn gluten meal. The Company generally purchases raw materials one to three months in advance. The Company generally purchases the raw material requirements of each of its manufacturing facilities locally due to the high freight cost of transporting bulk commodity products. As a result, raw material costs may vary substantially among manufacturing facilities due to local supply and demand and varying freight costs. Raw materials are generally purchased from large national commodity companies and local grain cooperatives. The Company does not maintain long-term contracts with any of its suppliers.

     Packaging is a material component of the Company's raw material costs. The Company has four main suppliers of packaging. The Company has no long term contracts with any of its packaging suppliers.

     The Company's raw material costs fluctuate, sometimes rapidly and significantly. Generally, the Company prices its pet food products based on the costs of raw materials and certain other costs plus a conversion charge (which includes a profit factor). The Company periodically adjusts its product prices based upon fluctuations in raw material costs. However, the Company's customers generally discourage frequent changes in prices, and there is often a lag between raw material cost fluctuations and adjustments in sales prices. In the short-term and particularly in the event of rapid or significant short-term cost fluctuations, the prices at which the Company sells its products may not fully reflect cost fluctuations. There can be no assurance as to the timing or extent of the Company's ability to implement future price adjustments in the event of significantly increased raw material costs. The Company's recent experience has been that it has not been able entirely or immediately to pass through such cost increases to its customers.

     The availability and price of agricultural commodities are subject to price fluctuations that create price risk. It is the Company's intent to manage the price risk created by market fluctuations by hedging portions of its primary commodity products purchases, principally through exchange traded futures and options contracts that are designated as hedges. The terms of such contracts are generally less than one year. Settlement of positions are either through financial settlement with the exchanges or via exchange for the physical commodity, in which case the Company delivers the contract against the acquisition of the physical commodity.

     The Company's policy does not permit speculative commodity trading. Futures and options contracts are accounted for as hedges, and gains and losses are recognized in the period realized as part of the cost of products sold and in the cash flows. The deferred net futures and options position is reported on the balance sheet as a current asset for net loss positions and as a deferred credit for net gain positions. In addition to futures and options, the Company also contracts for future physical procurement, in which case unrealized gains and losses are deferred to the applicable accounting period. Typically, maturities vary and do not exceed twelve months.

     There can be no assurance that advance purchasing strategies and hedging activities will have the desired effect of counter-balancing raw material cost increases. Conversely, should raw material costs decrease below the costs reflected in the Company's advance purchases and hedges, such activities could adversely affect the Company's results of operations compared to what they otherwise would have been. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RESEARCH AND DEVELOPMENT

     The Company's research and development department consists of a staff of chemists and nutritionists, a central laboratory used for research and development, and laboratories at each of the Company's production facilities used for quality control. The research and development department formulates the mix of raw materials, vitamins, and minerals, and tests the nutritional content of new products. Independent commercial kennels and catteries are used for comparison taste tests to nationally branded products to assure digestibility and palatability as well as to substantiate the nutritional content of new products.

GOVERNMENTAL REGULATION

     The Company is subject to federal, state and local laws and regulations intended to protect the public health and the environment, including air and water quality, fuel storage tanks, and waste handling and disposal. The Company considers itself to be in material compliance with applicable environmental laws and regulations currently applicable to its business and operations. Compliance with environmental laws and regulations historically has not had a material effect on the Company's capital expenditures, earnings or competitive position, and the Company does not anticipate that such compliance will have a material effect on the Company in the future. Environmental laws and regulations have changed substantially in recent years and the Company believes that the trend of more expansive and more strict environmental legislation and regulations will continue. While the Company believes it is in substantial compliance with applicable environmental and worker safety laws, there can be no assurance that additional costs for compliance will not be incurred in the future or that such costs will not be material.

     The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered statutorily responsible for the release of a "hazardous substance" into the environment. These persons include the owner or operator of a facility where a hazardous substance release occurred and companies that disposed or arranged for the disposal of hazardous substances. Persons who are or were responsible for the releases of hazardous substances under CERCLA may be subject to joint, several and retroactive liability for the costs of environmental response measures. While there can be no assurance of the position that may be taken by any environmental agency with respect to the Company's past operations in connection with any CERCLA site, the Company has not received, nor does it expect to receive, any notice that it is or will be designated a potentially responsible party to any CERCLA site. Some of the Company's manufacturing facilities are located within industrial areas. In the past, nearby industries have suffered releases of hazardous substances to the environment that are subject of CERCLA investigations. It is possible that these neighboring environmental activities may have impacted some of the Company's properties. The Company has not been advised, nor does it expect to be advised, by any environmental agency that it is considered a potentially responsible party for the neighboring environmental conditions, and the Company has no reason to believe that such conditions would have a material adverse effect on the Company,.

     The manufacturing and marketing of the Company's products are subject to regulation by federal regulatory agencies, including the Occupational Safety and Health Administration ("OSHA"), the Food and Drug Administration ("FDA") and the United States Department of Agriculture ("DOA"), and by various state and local authorities. The FDA also regulates the labeling of the Company's products. The Company procures and maintains the necessary permits and licenses in order to operate its facilities and considers itself to be in material compliance with applicable OSHA, DOA, and FDA requirements.

TRADEMARKS

     Certain of the Company's brands are protected by trademark registrations in the United States. The Company believes that its registered trademarks are adequate to protect such brand names.

EMPLOYEES

     As of December 31, 1997, the Company had approximately 1,243 employees, of which approximately 132 were management and administrative personnel and approximately 1,111 were manufacturing personnel. Of this number, 324 employees in three of the Company's plants were represented by labor unions at each of the plants. The collective bargaining agreement with respect to the Birmingham, Alabama plant covers 86 employees as of December 31, 1997, and expires in January 2001. The collective bargaining agreement with the Joplin, Missouri plant covers 193 employees as of December 31, 1997, and expires in February 1999. The collective bargaining agreement with the Muscatine, Iowa plant covers 45 employees as of December 31, 1997, and expires in December 1999. The Company considers its relations with its employees to be satisfactory.

PROPERTIES

     The Company owns thirteen manufacturing and warehouse facilities and operates three separate distribution warehouses, two of which are owned by the Company and the third is leased. The Company also owns its executive office building, its central laboratory, a machining facility and a steel fabrication facility, all of which are located in the Joplin, Missouri area. The manufacturing facilities are generally located in rural areas to minimize land and labor costs and to be in proximity to customers, raw materials and transportation networks, including rail transportation.

     Since 1987, the Company has constructed seven new manufacturing and warehouse facilities, purchased and renovated an existing facility, and renovated or expanded most of its other manufacturing and warehouse facilities. The Company's facilities are currently operating near capacity to meet current demand. The Company anticipates that additional facilities will be necessary in order to support continued growth of the Company's business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations --Liquidity and Capital Resources."

     The following table summarizes the Company's manufacturing and warehouse facilities.


                              LOCATION                           YEAR            SQUARE FOOTAGE
                              --------                           ----            --------------
                                                                 BUILT
                                                                 -----
Manufacturing and Warehouse Facilities
     Muscatine, Iowa........................................      1970                99,500
     Tracy, California......................................      1976               110,000
     Manassas, Virginia.....................................      1979                80,300
     San Bernardino, California.............................      1983               109,300
     Birmingham, Alabama....................................      1954(1)            114,600
     Temple, Texas..........................................      1987               110,300
     Joplin, Missouri.......................................      1989(2)            274,000
     Tomah, Wisconsin.......................................      1990                78,000
     Washington Court House, Ohio...........................      1991               135,000
     Pueblo, Colorado.......................................      1991                94,000
     Orangeburg, South Carolina.............................      1995               138,500
     Everson, Pennsylvania..................................      1956(3)             88,200
     Miami, Oklahoma........................................      1997                60,000

Distribution Warehouses
     Ocala, Florida.........................................      1978                78,100
     Alexandria, Louisiana..................................      1990                33,400
     Guilderland, New York..................................        --(4)             43,200


-----------------

(1) This facility was acquired by the Company in 1983. Major plant expansions were undertaken in 1988 and 1989.
(2) The Company's original manufacturing facility, located in Joplin, Missouri, was rebuilt in 1989.
(3) This facility was acquired by the Company in February 1997 and renovated in 1997.
(4) This warehouse is leased by the Company. All other properties are owned by the Company.

     In November 1996, a subsidiary of the Company, DPC International Limited, acquired approximately 50% of the issued and outstanding capital stock of Effeffe, S.p.a., an Italian company that manufactures dry pet food. The total purchase price was approximately $2,000,000. Effeffe, S.p.a. is not treated as a consolidated subsidiary of the Company. The Company's investment is accounted for on the equity method.

LEGAL PROCEEDINGS

     The Company is not a party to any material pending legal proceedings, other than ordinary routine litigation incidental to its business that management believes would not have a material adverse effect on its financial condition or results of operation.

                       DESCRIPTION OF THE PREFERRED STOCK

     In connection with the Acquisition, the Company issued 1,200,000 shares of 14.25% Senior Exchangeable Preferred Stock due 2007 (the "Preferred Stock"). The following is a summary of the principal terms of the Preferred Stock.

     Each share of Preferred Stock had an initial Liquidation Value of $25.00 per share, plus accrued and unpaid dividends. Dividends on the Preferred Stock are payable quarterly at the rate of 14.25% per annum per share. Dividends on the Preferred Stock accrete to the liquidation value of the Preferred Stock and, at the option of the holders of a majority of the shares of Preferred Stock, may be paid through the issuance of additional shares of Preferred Stock on each dividend payment date through September 30, 2000. The Liquidation Value was $34.20 per share at December 31, 1997. Prior to September 30, 1998, the Company may, at its option, redeem up to one-third of the then outstanding shares of Preferred Stock with the net proceeds of an initial public offering of its common stock at a redemption price of 114% of the then liquidation value of the Preferred Stock, plus accrued and unpaid dividends. On and after September 30, 2000, the Company may, at its option, redeem the Preferred Stock in whole or in part at the redemption prices per share set forth below, together with accrued and unpaid dividends:

         YEAR BEGINNING                                     PERCENTAGE OF
          SEPTEMBER 30,                                   LIQUIDATION VALUE
          -------------                                   -----------------
              2000.....................................        107.125%
              2001.....................................        105.700
              2002.....................................        104.275
              2003.....................................        102.850
              2004.....................................        101.425
              2005.....................................        100.000
              2006.....................................        100.000


     In addition, the Company has the right at any time to redeem the Preferred Stock, in whole or in part, from the initial Investors (and their permitted transferees as defined in the Investors' Agreement) at a price of 100% of the then Liquidation Value of the Preferred Stock, plus accrued and unpaid dividends. The Company will be required to redeem all remaining outstanding shares of Preferred Stock on September 30, 2007 at 100% of the then Liquidation Value, together with accrued and unpaid dividends. The Company is entitled to issue shares of Preferred Stock in connection with an exchange offer made by the Company for the purpose of issuing shares of Preferred Stock registered under the Securities Act, with the newly issued shares having a Liquidation Value equal to the Liquidation Value of the surrendered shares.



     Upon the occurrence of a Preferred Stock Change in Control (as defined below), at the election of any holder of the Preferred Stock, the Company will be required to purchase for cash, shares of Preferred Stock held by such holder at 101% of the then Liquidation Value, plus accrued and unpaid dividends to the date of repurchase. A Preferred Stock Change in Control means (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any person or group composed solely of the initial Investors, has become the beneficial owner, by way of merger, consolidation or otherwise of 40% or more of the voting power of all classes of voting securities of the Company or of DPCAC, and such person or group has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of the Company or of DPCAC than that beneficially owned by the initial Investors; or (b) a sale or transfer of all or substantially all of the assets of the Company or of DPCAC to any person or group (other than any group consisting solely of the initial Investors) has been consummated; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or of DPCAC (together with any new directors whose election was approved by a vote of a majority of the directors then still in office, who either were directors at the beginning of such period or whose election or nomination for the election was previously so approved) cease for any reason to constitute a majority of the directors of the Company or of DPCAC as the case may be, then in office.


     The terms of the Preferred Stock prohibit (i) the payment of dividends on securities ranking on a parity with the Preferred Stock, (ii) dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for, or purchase shares of, ranking junior to the Preferred Stock ("Junior Securities")) or other distributions with respect to Junior Securities, and (iii) redemption, repurchase or acquisition of any Junior Securities (other than a redemption, purchase or other acquisition of shares of common stock made for purposes of an employee incentive or benefit plan of the Company or any subsidiary), in each case, unless full cumulative dividends have been paid on the Preferred Stock.

     The number of directors on the Company's Board of Directors will be increased by two and the holders of the Preferred Stock will have the right to elect the two additional directors to the Company's Board of Directors if the Company fails to (i) declare and pay dividends on any six consecutive dividend payment dates or (ii) fulfill any mandatory redemption obligation (including a redemption upon the occurrence of a Preferred Stock Change in Control). The right to elect board members will continue to exist until all dividend arrearages are paid in full in cash and those shares of Preferred Stock which were required to be redeemed have been redeemed in full in cash.

     Without the written consent of a majority of the outstanding shares of the Preferred Stock, the Company is not permitted to merge, consolidate, or sell, exchange or convey all or substantially all of the assets, property or business of the Company unless, in the case of a merger or consolidation, the surviving corporation has a Consolidated Net Worth (immediately following any such transaction but prior to any purchase price accounting adjustments resulting from the transaction) at least equal to that of the Company immediately prior to such transaction. "Consolidated Net Worth" means at any date and with respect to any person, the consolidated stockholders' equity of such person and its consolidated subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to October 5, 1995 in the book value of any asset owned by such person or a consolidated subsidiary, (ii) all investments in unconsolidated subsidiaries and all equity investments in persons which are not subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets. Except as aforesaid or as may otherwise be required by law, the Preferred Stock has no voting rights.

     The Preferred Stock will be exchangeable, in whole or in part, at the option of the Company on any dividend payment date for 14.25% Junior Subordinated Exchange Debentures (the "Exchange Debentures"). Each share of Preferred Stock will be exchanged on the basis of $1.00 of principal amount of Exchange Debentures (in denominations of $1,000 or integral multiples thereof) for each $1.00 of liquidation value of such share, plus accrued and unpaid dividends. Any such optional exchange will be prohibited if (i) a default under the indenture governing the Exchange Debentures exists or would exist after giving effect to such exchange, or (ii) dividends are in arrears on the Preferred Stock. The Exchange Debentures will be subject to redemption on terms comparable to the Preferred Stock. The indenture governing the Exchange Debentures will contain covenants with respect to payment of principal and interest, reports by the company and a limitation on dividends on capital stock, redemption of capital stock and other repurchases of capital unless all required interest payments on the Exchange Debentures have been made. In addition, in the event of a Preferred Stock Change in Control, the Company is required to make an offer to repurchase the Exchange Debentures at 101% of the principal amount thereof plus accrued interest. The exchange right does not apply to shares of Preferred Stock held by the initial Investors and their permitted transferees (as defined in the Investors' Agreement).

     The Company will covenant in the indenture governing the Exchange Debentures not to merge, consolidated or sell all or substantially all of its assets unless the corporation formed by such consolidation or into which the Company has merged or which acquired such assets (i) agrees to assume the obligations of the Company under the Exchange Debentures, including the Indenture, and (ii) has a Consolidated Net Worth, immediately following any such transaction, at least equal or greater than that of the Company immediately prior to such transaction.


TAXATION OF DIVIDENDS

     For purposes of United States income taxation, section 305(c) of the Internal Revenue Code requires that dividends that accrue on or before September 30, 2000 and either accrete to the liquidation value or are paid with additional shares of Preferred Stock, be included in the income of a holder of Preferred Shares as dividend income on a daily basis as such dividends accrue regardless of the holder's method of accounting, even though no cash has been distributed to such holder. Dividends that accrue and are paid after September 30, 2000 will be taxable to a holder of the Preferred Shares as dividend income, generally at the time such dividend is declared and paid in accordance with such holder's regular method of accounting for United States Federal income tax purposes.

                               THE EXCHANGE OFFER

GENERAL


     In connection with the sale of the Old Shares, the purchasers thereof became entitled to the benefits of certain registration rights under a registration rights agreement among the Company and the purchasers of the Old Shares. The DLJ Affiliates and the Company have entered into a registration rights agreement dated November 25, 1997 (the "Registration Rights Agreement") providing for the Exchange Offer in satisfaction of the Company's registration obligations to the DLJ Affiliates under the original registration rights agreement. The Exchange Shares are being offered hereunder to satisfy the obligations of the Company to the DLJ Affiliates under the Registration Rights Agreement. See "Exchange Offer; Registration Rights."


     For each Old Share surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Share will receive one Exchange Share. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Shares properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Holders may tender some or all of their Old Shares pursuant to the Exchange Offer.

     Under existing interpretations of the staff of the SEC, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), the Morgan Stanley Letter and Mary Kay Cosmetics, Inc., SEC No-Action Letter (available June 5, 1991), the Company believes that the Exchange Shares would in general be freely transferable after the Exchange Offer without further registration under the Securities Act by the respective holders thereof (other than a "Restricted Holder," being (i) a broker-dealer who purchased Old Shares exchanged for such Exchange Shares directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Shares are acquired in the ordinary course of such holder's business and such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of such Exchange Shares. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Any holder of Old Shares who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Shares may not rely on the interpretation by the staff of the SEC enunciated in the Morgan Stanley Letter and similar no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each holder of Old Shares who wishes to exchange Old Shares for Exchange Shares in the Exchange Offer will be required to make certain representations, including that (i) it is not an affiliate of the Company nor a broker-dealer tendering Old Shares acquired directly from the Company for its own account,
(ii) any Exchange Shares to be received by it are being acquired in the ordinary course of its business and (iii) it is not participating in, and it has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Shares. In addition, in connection with any resales of Exchange Shares, any broker-dealer (a "Participating Broker-Dealer") who acquired Old Shares for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Shares. The staff of the SEC has taken the position in no-action letters issued to third parties, including Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Shares (other than a resale of an unsold allotment from the original sale of Old Shares) with this Prospectus, as it may be amended or supplemented from time to time. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with the resale of such Exchange Shares. See "Plan of Distribution."

     The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Company having exchanged Exchange Shares for all outstanding Old Shares (other than Old Shares held by a Restricted Holder) pursuant to the Exchange Offer, or (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Shares for all Old Shares that have been tendered and not withdrawn on the Expiration Date. In such event, holders of Old Shares seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

     As of the date of this Prospectus, 1,200,000 Old Shares are issued and outstanding.

     The Company shall be deemed to have accepted for exchange validly tendered Old Shares when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "--Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Shares for the purpose of receiving Exchange Shares from the Company and delivering Exchange Shares to such holders. If any tendered Old Shares are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Shares will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date. Holders of Old Shares who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Shares pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean March 12, 1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Shares an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time. The Company reserves the right
(i) to delay acceptance of any Old Shares not previously accepted, if any of the conditions set forth herein under "--Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Shares. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Shares of such amendment. Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.


DIVIDENDS ON THE EXCHANGE SHARES


     Dividends on the Exchange Shares are payable quarterly at an annual rate of 14.25% of the Liquidation Value, which will be identical to the Liquidation Value of the Old Shares. Dividends on the Exchange Shares will accrete to the Liquidation Value and, at the option of the holders of a majority of the Preferred Shares may be paid through the issuance of additional Preferred Shares on each dividend payment date through September 30, 2000. At December 31, 1997, the Liquidation Value was $34.20 per share. The Exchange Shares will have the same Liquidation Value as the Old Shares. The Company does not expect to pay dividends on the Exchange Shares in cash for any period prior to September 30, 2000.


PROCEDURES FOR TENDERING


     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, or an Agent's Message, together with the Old Shares and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) the stock certificates for such Old Shares must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Shares, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent along with an Agent's Message prior to the Expiration Date or
(iii) the Holder must comply with the guaranteed delivery procedures described below. The tender by a holder of Old Shares will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

     The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering Old Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant.

     The method of delivery of Old Shares and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Stock certificates representing Old Shares should be sent to the Company. Only a holder of Old Shares may tender such Old Shares in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Shares are registered on the books of the Company or any other person who has obtained a properly completed stock power from the registered holder.

     Any beneficial holder whose Old Shares are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on behalf of the registered holder. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Shares, either make appropriate arrangements to register ownership of the Old Shares in such holder's name or obtain a properly completed stock power from the registered holder. The transfer of record ownership may take considerable time. If the Letter of Transmittal is signed by the record holder(s) of the Old Shares tendered thereby, the signature must correspond with the name(s) written on the face of the Old Shares without alteration, enlargement or any change whatsoever. If the Letter of Transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the Old Shares. Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Old Shares tendered pursuant thereto are tendered (i) by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal and the Exchange Shares are being issued directly to such registered holder (or deposited into the participant's account at DTC) or (ii) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of any Old Shares listed therein, such Old Shares must be endorsed or accompanied by appropriate stock powers which authorize such person to tender the Old Shares on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Shares. If the Letter of Transmittal or any Old Shares or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's duly signed Letter of Transmittal accompanied by Old Shares (or a timely confirmation received of a book-entry transfer of Old Shares into the Exchange Agent's account at DTC with an Agent's Message) or a Notice of Guaranteed Delivery from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Shares in exchange for Old Shares tendered pursuant to a Notice of Guaranteed Delivery by an Eligible Institution will be made only against delivery of the Letter of Transmittal (and any other required documents) and the tendered Old Shares (or a timely confirmation received of a book-entry transfer of Old Shares into the Exchange Agent's account at DTC with an Agent's Message) with the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Shares will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Shares not properly tendered or any Old Shares the Company's acceptance of which would, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any conditions of the Exchange Offer or defects or irregularities in tender as to particular Old Shares. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Shares must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Shares nor shall any of them incur any liability for failure to give such notification. Tenders of Old Shares will not be deemed to have been made until such irregularities have been cured or waived. Any Old Shares received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Shares, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date. In addition, the Company reserves the right in its sole discretion to (i) purchase or make offers for any Old Shares that remain outstanding subsequent to the Expiration Date, or, as set forth under "--Termination," to terminate the Exchange Offer and (ii) to the extent permitted by applicable law, purchase Old Shares in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the Old Shares at DTC within two business days after the date of this Prospectus, and any financial institution which is a participant in DTC may make book-entry delivery of the Old Shares by causing DTC to transfer such Old Shares into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Shares may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth below under "--Exchange Agent", or the guaranteed delivery procedure described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Old Shares shall be deemed to include DTC's book-entry delivery method.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Shares and whose Old Shares are not immediately available or who cannot deliver their Old Shares, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis and deliver an Agent's Message, may effect a tender if: (i) the tender is made by or through an Eligible Institution; (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Shares, the registration number or numbers of such Old Shares (if applicable), and the total principal amount of Old Shares tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal, together with the Old Shares in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC with an Agent's Message) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and (iii) such properly completed and executed Letter of Transmittal, together with the certificate(s) representing all tendered Old Shares in proper form for transfer (or a confirmation of such a book-entry transfer) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

     Each holder who participates in the Exchange Offer will be required to represent that any Exchange Shares received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the Exchange Shares, and that such holder is not a Restricted Holder.

     Old Shares tendered in exchange for Exchange Shares (or a timely confirmation of a book-entry transfer of such Old Shares into the Exchange Agent's account at DTC) must be received by the Exchange Agent, with the Letter of Transmittal or an Agent's Message and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old

Shares for exchange shall be deemed to sell, assign and transfer the Old Shares to the Exchange Agent, as agent of the Company, and irrevocably constitute and appoint the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Shares to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Old Shares and to acquire the Exchange Shares issuable upon the exchange of such tendered Old Shares, that the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Old Shares, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Shares tendered for exchange are not subject to any adverse claims when accepted by the Exchange Agent, as agent of the Company. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Shares. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Shares may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date, unless previously accepted for exchange. To withdraw a tender of Old Shares in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Shares to be withdrawn (the "Depositor"), (ii) identify the Old Shares to be withdrawn (including, if applicable, the registration number or numbers and total principal amount of such Old Shares), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Shares were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Shares to register the transfer of such Old Shares into the name of the Depositor withdrawing the tender, (iv) specify the name in which any such Old Shares are to be registered, if different from that of the Depositor and (v) if applicable because the Old Shares have been tendered pursuant to the book-entry procedures, specify the name and number of the participants account at DTC to be credited, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Shares so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Shares will be issued with respect thereto unless the Old Shares so withdrawn are validly retendered. Any Old Shares which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Shares may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange any Old Shares not thereto accepted for exchange, and may terminate the Exchange Offer if they determine that the Exchange Offer violates any applicable law or interpretation of the staff of the SEC.

     If the Company determines that they may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Shares and return any Old Shares that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Shares tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Shares to withdraw their tendered Old Shares or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Shares that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Shares, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Shares, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     U.S. Trust Company of Texas, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:


             By Mail:                             By Overnight Courier:
          P.O. Box 841                              770 Broadway
        Cooper Station                               13th Floor
     New York, New York  10276                  New York, New York 10003
    Attention:  Corporate Trust                 Attention: Corporate Trust
(registered or certified mail recommended)
             By Hand:                           Facsimile Transmission:
          111 Broadway                              (212) 420-6155
           Lower Level                           Confirm by Telephone:
      New York, New York  10006                     (212) 420-6668
     Attention:  Corporate Trust


               DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE
                      WILL NOT CONSTITUTE A VALID DELIVERY

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and their affiliates in person, by telegraph or telephone. The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Shares and in handling or forwarding tenders for exchange.

     The other expenses incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company. The Company will pay all transfer taxes, if any, applicable to the exchange of Old Shares pursuant to the Exchange Offer. If, however, Exchange Shares or Old Shares not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Shares tendered, or if tendered Old Shares are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Shares pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer.

                       EXCHANGE OFFER; REGISTRATION RIGHTS



     The Company has agreed pursuant to the Registration Rights Agreement, for the benefit of the holders of the Old Shares, that the Company will, at the Company's cost, use its reasonable best efforts to (i) file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer (the "Registered Exchange Offer") to exchange the Old Shares for the Exchange Shares having terms identical to the Old Shares (except that the Exchange Shares will not contain legends with respect to transfer restrictions and will not be entitled to registration rights under the original registration rights agreement) and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 210 days from the effective date of the Registration Rights Agreement. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer the Exchange Shares in the Registered Exchange Offer. The Company shall commence the Registered Exchange Offer upon effectiveness of the Exchange Offer Registration Statement, and the date of acceptance for exchange shall in no event be later than the date 30 days after the date the Exchange Offer Registration Statement is declared effective by the SEC. For each Old Share surrendered to the Company pursuant to the Registered Exchange Offer, the holder of such Old Share will receive one Exchange Share having a Liquidation Value equal to that of the surrendered Old Share. Based upon existing Commission interpretations, the Exchange Shares would be freely transferrable by holders other than affiliates of the Company after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Shares represents that it is acquiring the Exchange Shares in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Shares and that it is not an affiliate of the Company, as such terms are interpreted by the Commission; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Shares in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Shares. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Shares (other than a resale of an unsold allotment from the original sale of the Old Shares) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Shares.


     A holder of Old Shares (other than certain specified holders) who wishes to exchange such shares for Exchange Shares in the Registered Exchange Offer will be required to represent that any Exchange Shares to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Shares and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In the event that (i) upon advice of outside counsel, the Company determines that applicable interpretations of the staff of the Commission do not permit the Company to effect such a Registered Exchange Offer, (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 210 days from the effective date of the Registration Rights Agreement or the Registered Exchange Offer is not consummated within 240 days from the effective date of the Registration Rights Agreement or (iii) prior to the 90th day after the effective date of the Registration Rights Agreement, any holder notifies the Company it is not eligible to participate in the Registered Exchange Offer and such holder has not received a written opinion from counsel to the Company to the effect that such holder is legally permitted to participate in the Registered Exchange Offer, the Company will, at the Company's cost, (a) file a Shelf Registration Statement with the SEC covering resales of the Old Shares or the Exchange Shares, as the case may be, (b) shall use its reasonable best efforts to have the Shelf Registration Statement declared effective under the Securities Act on or prior to 210 days after the effective date of the Registration Rights Agreement and (c) keep the Shelf Registration Statement effective until two years after its effective date. The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Shares or the Exchange Shares, as the case may be. A holder selling such Old Shares or Exchange Shares pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Shares for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Shares. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Shares received in exchange for Old Shares where such Old Shares were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date of this Prospectus and ending on the close of business 90 days after such date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to a purchaser in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). In addition, until May 7, 1998 all dealers effecting transactions in the Exchange Shares may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of Exchange Shares by broker-dealers. Exchange Shares received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, through the writing of options on the Exchange Shares or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Shares. Any broker-dealer that resells Exchange Shares that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Shares may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Shares and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the date of this Prospectus, the Company will promptly send additional copies of this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed in the Registration Rights Agreement to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and to indemnify the holders of the Old Shares (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                       TRANSFER RESTRICTIONS ON OLD SHARES

OFFERS AND SALES BY DLJSC

     The Old Shares were not registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Old Shares were offered and sold only in the United States to qualified institutional buyers ("QIBs") under Rule 144A under the Securities Act.

     Each purchaser of the Old Shares was deemed to have represented and agreed to each of the following:

         (1) It is acquiring the Old Shares for its own account or for an account with respect to which it exercises sole investment discretion and that it or such account is a QIB.

         (2) It acknowledges that the Old Shares have not been registered under the Securities Act and may not be sold, pledged or otherwise transferred except as permitted below.

         (3) It understands and agrees (x) that such Old Shares are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that (A) if within two years after the date of original issuance of the Old Shares or if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer such Old Shares on which the legend set forth below appears, such Old Shares may be resold, pledged or transferred only (i) to the Company, (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Old Share if such Old Share is not in book-entry form), (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Old Share if such Old Share is not in book-entry form), (iv) to an institutional "accredited investor," as defined under Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor") (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Old Share if such Old Share is not in book-entry form) who has certified to the Company that such transferee is an Institutional Accredited Investor and is acquiring the Old Shares for investment purposes and not for distribution in violation of the Securities Act or any other applicable securities laws,
     (v) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Old Shares from it of the resale restrictions referred to in (A) above, if then applicable, and (C) with respect to any transfer of Old Shares by an Institutional Accredited Investor, such holder will deliver to the Company such certificates and other information as it may reasonably require to confirm that the transfer by it complies with the foregoing restrictions.

         (4) It understands that the notification requirement referred to in (3) above will be satisfied, in the case only of transfer by physical delivery of certificated Old Shares, by virtue of the fact the following legend has been placed on the Old Shares unless otherwise agreed by the Company:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTORS' AGREEMENT DATED AS OF OCTOBER 5, 1995, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM DPC ACQUISITION CORP., DOANE PRODUCTS COMPANY OR ANY SUCCESSOR THERETO.

         (5) It (i) is able to fend for itself in the transactions contemplated by this Prospectus; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Old Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

         (6) It has received a copy of this Prospectus and acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of the Company and the Company and receive answers thereto, as it deemed necessary in connection with its decision to purchase the Old Shares.

         (7) It understands that the Company, DLJSC and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and agreements deemed to have been made by its purchase of the Old Shares are no longer accurate, it shall promptly notify the Company and DLJSC; and if it is acquiring the Old Shares as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.

     Any Old Shares not exchanged in the Exchange Offer for Exchange Shares will continue to be subject to the transfer restrictions described above.

                                  LEGAL MATTERS

     The validity of the issuance of the Exchange Shares offered hereby will be passed on for the Company by Vinson & Elkins L.L.P., Houston, Texas.

                                     EXPERTS

     The financial statements of Doane Products Company--Successor as of and for the three months ended December 31, 1995 and as of and for the year ended December 31, 1996 and Doane Products Company--Predecessor as of December 31, 1994 and for each of the years ended December 31, 1993 and 1994 and for the nine months ended September 30, 1995 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                                                                                                            Page
Report of Independent Public Accountants................................................................     F-2

Consolidated Balance Sheets:
As of December 31, 1995 and 1996 and September 30, 1997 (unaudited).....................................     F-3

Consolidated Statements of Income:
Successor for the three months ended December 31, 1995, the year ended December
     31, 1996 and the nine months
     ended September 30, 1997 (unaudited) ..............................................................     F-4
Predecessor for the year ended December 31, 1994 and the
     nine months ended September 30, 1995...............................................................     F-4

Consolidated Statements of Cash Flows:
Successor for the three months ended December 31, 1995, the year ended December
     31, 1996 and the nine months ended
     September 30, 1997 (unaudited)  ...................................................................     F-5
Predecessor for the year ended December 31, 1994 and the nine
     months ended September 30, 1995....................................................................     F-5

Consolidated Statements of Stockholders' Equity:
Successor for the three months ended December 31, 1995..................................................     F-6
Predecessor for the years ended December 31, 1994, 1995
     and 1996 and for the nine months ended September 30, 1997..........................................     F-6
Notes to Consolidated Financial Statements..............................................................     F-7

                          Independent Auditors' Report


Board of Directors
Doane Products Company:


We have audited the accompanying consolidated balance sheets of Doane Products Company - Successor as of December 31, 1995 and 1996 and the related consolidated statements of income, stockholders' equity and cash flows of Doane Products Company - Successor for the year ended December 31, 1996 and for the three month period ended December 31, 1995, and the consolidated statements of income, stockholders' equity and cash flows of Doane Products Company Predecessor for the year ended December 31, 1994 and for the nine months ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doane Products Company Successor at December 31, 1995 and 1996, and the results of operations and cash flows of Doane Products Company - Successor for the year ended December 31, 1996 and for the three month period ended December 31, 1995 and of Doane Products Company - Predecessor for the year ended December 31, 1994 and for the nine month period ended September 30, 1995 in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP


Houston, Texas
February 9, 1996

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

           December 31, 1995, 1996 and September 30, 1997 (unaudited)

                                                                                    Successor
                                                                   ----------------------------------------------
                            Assets                                                                 September 30,
                            ------                                    1995             1996            1997
                                                                   ------------    -------------   --------------
                                                                                                    (unaudited)
Current assets:
    Cash and cash equivalents                                      $     1,550     $         --    $          --
    Accounts receivable, less allowance for doubtful accounts;
         $8, $-0- and $89 @ December 31, 1995,
         1996 and September 30, 1997, respectively                      46,558           67,734           56,721
    Inventories                                                         27,595           30,737           31,131
    Prepaid expenses and other                                           2,298            7,408            3,136

                         Total current assets                           78,001          105,879           90,988
                                                                   -----------     -------------   -------------

Property and equipment, at cost:
    Land                                                                 3,911            3,987            3,993
    Buildings and improvements                                          24,474           25,395           27,581
    Machinery and equipment                                             60,367           65,377           71,521
    Furniture and fixtures                                               1,485            1,932            2,332
    Automotive equipment                                                   887            1,000            1,092
    Construction in progress                                             2,265            3,504            7,496
                                                                   -----------     -------------   -------------

                                                                        93,389          101,195          114,015
    Less accumulated depreciation                                        1,557            8,112           13,490
                                                                   -----------     -------------   -------------

                                                                        91,832           93,083          100,525

Goodwill, net of amortization                                          129,105          126,613          124,230
Other assets                                                             9,176           11,176           11,116
Investments - cash value of life insurance                               1,470            1,582            1,606
                                                                   -----------     -------------   -------------

                                                                   $   309,584     $    338,333    $     328,465
                                                                   ===========     =============   =============

             Liabilities and Stockholders' Equity

Current liabilities:
    Current maturities of long-term debt                                 5,505           10,417           11,354
    Accounts payable                                                    19,148           51,343           35,735
    Accrued expenses:
         Salaries and commissions                                        2,909            3,223            3,959
         Other                                                          11,545           15,318           10,865
                                                                   -----------     -------------   -------------

                         Total current liabilities                      39,107           80,301           61,913

Deferred compensation                                                    4,846            4,030            4,113
Long-term debt                                                         204,233          196,186          198,456
Deferred income taxes                                                    1,103              409            2,346
Deferred credit                                                          1,770               --               --
                                                                   -----------     -------------   -------------
                         Total liabilities                             251,059          280,926          266,828


Senior exchangeable preferred stock, 3,000 shares authorized,
    1,200 shares issued                                                 18,414           24,160           28,864
                                                                   -----------     ------------    -------------

Stockholders' equity:
    Common stock, par value $.01.  Authorized and
         issued 1,000 shares                                               --                --               --
    Additional paid in capital                                          40,425           40,825           41,675
    Retained earnings                                                     (314)          (7,578)          (8,902)
                                                                   -----------     ------------    -------------

                                                                        40,111           33,247           32,773
                                                                   -----------     ------------    -------------

                                                                   $   309,584     $    338,333    $     328,465
                                                                   ===========     ============    =============

See accompanying notes to financial statements.

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  Predecessor                              Successor
                                          --------------------------------    -------------------------------------------------
                                                            Nine month         Three month                        Nine month
                                           Year ended      period ended       period ended      Year ended       period ended
                                          December 31,     September 30,      December 31,     December 31,      September 30,
                                               1994             1995               1995             1996              1997
                                          --------------  ----------------    -------------    -------------    ---------------
                                                                                                                  (unaudited)
Net sales                                 $     365,204   $       294,718     $     111,618    $     500,708    $       399,044
Cost of goods sold                              307,238           245,163            96,364          443,578            351,394
                                          -------------   ---------------     -------------    -------------    ---------------

              Gross profit                       57,966            49,555            15,254           57,130             47,650
                                          -------------   ---------------     -------------    -------------    ---------------

Operating expenses:
     Selling                                     11,155             8,773             3,298           14,844             12,572
     General and administrative                  12,972            10,776             4,343           17,375             12,859
     Unusual items                                   --             9,440                --               --                 --
                                          -------------   ---------------     -------------    -------------    ---------------

                                                 24,127            28,989             7,641           32,219             25,431
                                          -------------   ---------------     -------------    -------------    ---------------

              Income from operations             33,839            20,566             7,613           24,911             22,219

Other income (expense):
     Interest income                                103                --               120              218                117
     Interest expense                            (2,597)           (3,707)           (5,926)         (22,687)           (17,090)
     Nonrecurring finance charge                     --                --                --           (4,815)                --
     Miscellaneous                                   11               104               (29)              --                 52
                                          -------------   ---------------     -------------    -------------    ---------------

                                                 (2,483)           (3,603)           (5,835)         (27,284)           (16,921)
                                          -------------   ---------------     -------------    -------------    ---------------

Income (loss) before income taxes                31,356            16,963             1,778           (2,373)             5,298

Provision (benefit) for income taxes                356               217               754             (855)             1,917
                                          -------------   ---------------     -------------    -------------    ---------------

              Net income (loss)           $      31,000   $        16,746     $       1,024    $      (1,518)   $         3,381
                                          =============   ===============     =============    =============    ===============


Net income (loss) applicable to common
     stock (note 5)                       $          --   $            --     $        (314)   $      (7,264)   $        (1,323)

Net income (loss) per common share        $          --   $            --     $        (314)   $      (7,264)   $        (1,323)

Pro forma earnings data (unaudited)

Net income as reported                    $      31,000   $        16,746

Pro forma adjustment for federal
     and state income tax expense                10,850             5,861
                                          -------------   ---------------

Pro forma net income                      $      20,150   $        10,885
                                          =============   ===============

Pro forma net income per common share     $         225   $           189     $                $                $
                                          =============   ===============     =============    ==============   ================

Weighted average shares outstanding              89,375            57,500             1,000            1,000              1,000
                                          =============   ===============     =============    ==============   ================


See accompanying notes to consolidated financial statements.

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                              Predecessor                        Successor
                                                     ----------------------------    ----------------------------------------------
                                                                     Nine months     Three month                      Nine month
                                                      Year ended     period ended    period ended    Year ended      period ended
                                                     December 31,    September 30,   December 31,    December 31,   September 30,
                                                         1994           1995             1995           1996             1997
                                                     -------------   ------------    ------------    ------------   ---------------
Cash flows from operating activities:
     Net income (loss)                               $     31,000    $    16,746     $      1,024    4    (1,518)   $        3,381
     Items not requiring (providing) cash:
        Depreciation and amortization                       4,660          3,694            2,359         15,972             8,008
        Accrued deferred compensation                          75            (93)              22            282                83
        Prepaid contract costs                             (2,400)            --               --             --
        Loss on sale of property and equipment                 49             10               --             26
        Deferred credit commodity                              --             --               --         (1,770)               --
        Deferred income taxes                                  --             --            1,103         (1,575)            1,937
        Changes in:
             Accounts receivable                           (2,455)         1,800           (7,620)       (21,176)           11,013
             Inventories                                   (3,108)        (2,424)          (2,954)        (3,141)             (394)
             Prepaid expenses and other                     1,230           (498)            (571)        (4,799)            4,272
             Current maturities of long-term debt              --             --             (715)            --
             Accounts payable                               8,182        (11,526)           4,084         32,195           (15,608)
             Accrued expenses                               2,017          5,245            7,034          4,087               736
             Other                                             --             --           (1,770)            --            (3,498)
                                                     ------------    -----------     ------------    -----------    --------------

                  Net cash provided by (used in)
                      operating activities                 39,250         12,954            1,996         18,583             9,930
                                                     ------------    -----------     ------------    -----------    --------------

Cash flows from investing activities:
     Proceeds from sale of property and equipment              35            571               --             26                25
     Purchase of property and equipment                   (12,159)        (4,224)          (1,297)        (7,901)          (12,933)
     Payments received on long-term notes receivable            3             --               --             --
     Acquisition related payments                              --             --         (207,961)        (1,087)
     Increase in cash value of life insurance                (247)           (24)             (88)          (112)
     Increase in debt issuance costs                           --             --               --         (5,909)             (468)
     Investment in Sub - DPC International, Ltd.               --             --               --         (1,979)
     Other                                                     --             --               --           (436)             (611)
                                                     ------------    -----------     ------------    -----------    --------------

                  Net cash used in
                      investing activities                (12,368)        (3,677)        (209,346)       (17,398)          (13,987)
                                                     ------------    -----------     ------------    -----------    --------------

Cash flows from financing activities:
     Proceeds from issuance of long-term debt              39,750         (7,225)         204,348        163,136             4,919
     Retirement of prior indebtedness                          --             --          (46,013)            --
     Net borrowings under short-term credit agreements     15,000            595           (6,800)            --
     Net borrowings under revolving credit agreement           --             --               --          1,475             6,100
     Principal payments on long-term debt                 (19,090)          (786)          (3,685)      (167,746)           (7,812)
     Dividends paid                                       (18,468)       (13,152)              --             --
     Issuance of preferred stock                               --             --           17,075             --
     Capital contribution                                      --             --           40,425            400               850
     Purchase of treasury stock                           (34,000)            --               --             --
                                                     ------------    -----------     ------------    -----------    --------------

                       Net cash provided by (used in)
                           financing activities           (16,808)       (20,568)         205,350         (2,735)            4,057
                                                     ------------    -----------     ------------    -----------    --------------

                       Increase (decrease) in cash
                           and cash equivalents            10,074        (11,291)          (2,000)        (1,550)               --

Cash and cash equivalents, beginning of period              4,767         14,841            3,550          1,550                --
                                                     ------------    -----------     ------------    -----------    --------------

Cash and cash equivalents, end of period             $     14,841    $     3,550     $      1,550    $        --    $           --
                                                     ============    ===========     ============    ===========    ==============



See accompanying notes to financial statements.

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

             For the years ending December 31, 1994, 1995, 1996 and the nine months ending September 30, 1997 (unaudited)

                                                                           Predecessor
                                        --------------------------------------------------------------------------------------
                                           Common stock                        Treasury Stock
                                        -------------------   Paid-in      -----------------------    Retained
                                         Shares     Amount    capital        Shares       Amount      earnings        Total
                                        ---------   -------   --------     -----------   ---------    ---------    -----------

Balances, December 31, 1993              100,000    $   50    $     --             --    $      --    $  50,098    $    50,148

Net income                                    --        --          --             --           --       31,000         31,000

Dividends, declared, $180 per share           --        --          --             --           --      (15,389)       (15,389)

Purchase of treasury stock at cost            --        --          --        (42,500)     (34,000)          --        (34,000)
                                        --------    ------    --------     ----------    ---------    ---------    -----------

Balances, December 31, 1994              100,000        50          --        (42,500)     (34,000)      65,709         31,759

Net income                                    --        --          --             --           --       16,746         16,746

Dividends declared, $229 per share            --        --          --             --           --      (13,152)       (13,152)
                                        --------    ------    --------     ----------    ---------    ---------    -----------

Balances, September 30, 1995             100,000    $   50    $     --        (42,500)   $ (34,000)   $  69,303    $    35,353
                                        ========    ======    ========     ==========    =========    =========    ===========


                                                                           Successor
                                        ---------------------------------------------------------------------------------------
                                           Common stock                        Treasury Stock
                                        -------------------   Paid-in      ------------------------   Retained
                                         Shares     Amount    capital        Shares       Amount      earnings        Total
                                        ---------   -------   ---------    -----------   ----------   ----------   ------------
Beginning balances, October 1, 1995           --    $   --    $     --             --    $      --    $      --    $        --

Capital contribution                       1,000        --      40,425             --           --           --         40,425

Net income                                    --        --          --             --           --        1,024          1,024

Preferred stock dividends                     --        --          --             --           --       (1,069)        (1,069)

Accretion of preferred stock                  --        --          --             --           --         (269)          (269)
                                        --------    -------   --------     -----------   ----------   ---------    -----------
Balances, December 31, 1995                1,000        --      40,425             --           --         (314)        40,111

Capital contribution                          --        --         400             --           --           --            400

Net loss                                      --        --          --             --           --       (1,518)        (1,518)

Preferred stock dividends                     --        --          --             --           --       (4,670)        (4,670)

Accretion of preferred stock                  --        --          --             --           --       (1,076)        (1,076)
                                        --------    -------   --------     -----------   ----------   ---------    -----------
Balances, December 31, 1996                1,000    $   --    $ 40,825             --    $      --    $  (7,578)   $    33,247

Capital Contribution                                               850                                                     850

Net income                                                                                                3,381          3,381

Preferred stock dividends                                                                                (3,896)        (3,896)

Accretion of preferred stock                                                                               (809)          (809)
                                        --------    -------   --------     -----------   ----------   ---------    -----------

Balances, September 30, 1997 (unaudited)   1,000    $   --    $ 41,675             --    $      --    $  (8,902)   $    32,773
                                        ========    =======   ========     ===========   ==========   =========    ===========



See accompanying notes to financial statements.

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                        December 31, 1994, 1995, 1996 and
                         September 30, 1997 (unaudited)


    (1)  ACQUISITION

         On October 5, 1995 Doane Products Company (Doane) was acquired (the Acquisition) through the merger (the Merger) of DPC Subsidiary Acquisition Corp. with and into Doane with Doane being the surviving entity (Successor). DPC Subsidiary Acquisition Corp. was a newly organized Delaware corporation formed for the sole purpose of effecting the Acquisition. Doane is a wholly-owned subsidiary of DPC Acquisition Corp. (DPCAC). The purchase price was $249.1 million, including existing indebtedness. The acquisition was financed with a senior credit facility which provides term loan borrowings of $90 million and revolving loan borrowings of up to $25 million, $120 million of senior subordinated increasing rate notes, and $30 million of 14.25% Senior Exchangeable Preferred Stock. The cost of the acquisition has been allocated on the basis of the estimated fair value of the assets acquired and liabilities assumed. The allocation resulted in goodwill of approximately $129 million. The goodwill is being amortized over 40 years on a straight-line basis.

         For financial statement purposes, the Acquisition and Merger was accounted for as a purchase acquisition effective October 1, 1995. The effects of the acquisition have been reflected in the Company's assets and liabilities at that date. As a result, the Company's financial statements for the periods subsequent to September 30, 1995 are presented on the Successor's new basis of accounting, while financial statements for September 30, 1995 and prior periods are presented on the Predecessor's historical cost basis of accounting.

         In connection with the Acquisition and Merger, the Company recorded certain merger related expenses of $9,440 consisting primarily of bonus payments to certain members of management, which have been charged to operations as of September 30, 1995. The following unaudited pro forma results of operations for the twelve month period ended December 31, 1995 and 1994 are presented assuming the Acquisition and Merger had occurred on January 1, 1994 (no effect on revenues):

                                                       1994           1995
                                                      --------      ---------
                  Net income (loss)                   $ 3,107       $ (1,442)
                  Earnings (loss) per share             3,107         (1,442)

          The primary pro forma effects are revised depreciation and amortization charges, interest expense, income taxes and elimination of unusual items. The pro forma information does not purport to present what the Company's results of operations would actually have been if the Acquisition and Merger had occurred on January 1, 1994 and is not intended to project future results of operations.

    (2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         The Company manufactures dry pet foods and operates a machine shop and a structural steel fabrication plant. The Company extends unsecured credit principally to large

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)




          distributors and retailers throughout the United States, with credit extended to one customer approximating 74%, 70% and 65% of accounts receivable at December 31, 1995, 1996 and September 30, 1997 (unaudited), respectively.


          PRINCIPLES OF CONSOLIDATION

          In November 1996, the Company formed a UK holding company, DPC International, Ltd., a wholly-owned subsidiary of Doane Products Company, to account for its 50% investment in a foreign joint venture. The Company is accounting for its investment under the equity method of accounting. The accompanying consolidated financial statements for December 31, 1996 include the accounts of Doane and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated.

          BASIS OF PRESENTATION

          Certain reclassifications have been made to the fiscal 1995 consolidated financial statements to conform with the fiscal 1996 presentation.

          CASH EQUIVALENTS

          The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents consist primarily of repurchase agreements and certificates of deposit.

          INVENTORIES

          All inventories are valued at the lower of cost or market. Cost is determined using the FIFO method.

          PROPERTY AND EQUIPMENT

          Property and equipment are depreciated over the estimated useful life of each asset ranging from three to forty years. Annual depreciation is computed using the straight-line method.

          INCOME TAXES

          Effective October 1, 1995, concurrent with the Acquisition and the Company's changing from a S Corporation for federal income tax purposes to a C Corporation, the Successor Company began applying the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (FAS 109). FAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities. These deferred taxes are measured by applying current tax laws.

          EXCESS OF COST OVER NET ASSETS ACQUIRED

          Excess of cost over net assets acquired represents the excess of the purchase price over the fair value of the net assets acquired in the Acquisition and is being amortized by the





                                      F-8                            (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


          straight-line method over 40 years. The Company's policy is to periodically evaluate such cost to determine whether there has been any impairment in value. Accumulated amortization was $802, $4,046 and $6,497, at December 31, 1995, 1996, and September 30, 1997
          (unaudited), respectively.

          RECOGNITION OF REVENUE

          Revenue is recognized at the time the product is shipped.

          COMMODITY HEDGES

          The Company hedges certain product commitments using forward exchange contracts. Realized and unrealized gains and losses on commodity futures contracts are deferred and included in the basis of the product received. The forward exchange contracts have varying maturities with none exceeding twelve months. Unrealized gains (losses) of $1,770, ($5,348) and ($955) are deferred on outstanding contracts at December 31, 1995 and 1996, and September 30, 1997 (unaudited), respectively.

          USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          PRO FORMA FINANCIAL DATA

          Pro forma net income per common share and pro forma income taxes are set forth herein because the Predecessor Company previously operated as a subchapter S Corporation.

          Pro forma net income per share of common stock is calculated based on net income reduced by pro forma income taxes, divided by the weighted average number of shares of common stock outstanding.

          Pro forma income taxes, reflect federal income taxes that would have been incurred had the Predecessor Company been subject to such taxes. Such amounts have been deducted from net income in the accompanying statements of income, pursuant to the rules and regulations of the Securities and Exchange Commission.

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

          FINANCIAL INSTRUMENTS

          Fair value estimates are made at discrete points in time based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. The Company believes that the carrying amounts of its current assets, current liabilities and long-term debt approximate the fair value of such items.

          INCOME (LOSS) PER COMMON SHARE

          Income (loss) per common share is computed based upon the weighted average number of common shares outstanding during each period. Fully diluted income (loss) per common share is determined based upon the weighted average number of common shares outstanding. The income
          (loss) is decreased (increased) by unpaid cumulative preferred stock dividends and the accretion of the preferred stock in calculating net income (loss) attributable to the common shareholder.

          IMPAIRMENT OF LONG-LIVED ASSETS

          The Company completed the analysis required by Statement of Financial Accounting Standards No. 121 (SFAS 121) as of December 31, 1995 and the adoption of SFAS 121 did not have an impact on the Company's financial statements due to the adjustment of the Company's assets to fair value as of October 1, 1995.

          Long-lived assets and certain identifiable intangibles are written down to their current fair value whenever events or changes in circumstances indicate that the carrying amount of these assets are not recoverable. These events or changes in circumstances may include but are not limited to a significant change in the extent in which an asset is used, a significant decrease in the market value of the asset, or a projection or forecast that demonstrates continuing losses associated with an asset. If an impairment is determined, the asset is written down to its current fair value and a loss is recognized.

    (3)  INVENTORIES

         Inventories consisted of the following:

                                                    SUCCESSOR
                                     ----------------------------------------
                                           DECEMBER 31,         SEPTEMBER 30,
                                         1995        1996            1997
                                     -----------  ----------    -------------
                                                                 (unaudited)
           Raw materials             $  8,401     $   8,831       $   8,144
           Packaging materials          9,480        10,608          10,602
           Finished goods               9,714        11,298          12,385
                                     --------     ---------       ---------

                                     $ 27,595     $  30,737       $  31,131
                                     ========     =========       =========

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


    (4)  LONG-TERM DEBT

         Long-term debt consisted of the following:

                                                                        SUCCESSOR
                                                        ---------------------------------------------
                                                              DECEMBER 31,          SEPTEMBER 30,
                                                        ---------------------------------------------
                                                            1995              1996         1997
                                                        -----------     -------------   -------------
                                                                                        (unaudited)
           Senior Credit Facility                       $    86,158       $  46,603       $   44,891
           Bridge Notes                                     120,000              --               --
           Senior Notes                                          --         160,000          160,000
           Industrial Development Revenue Bonds,              3,580              --            4,919
                                                        -----------       ---------       ----------
                                                            209,738         206,603          209,810
                                                              5,505          10,417           11,354
                                                        -----------       ---------       ----------
           Less current maturities
                                                        $   204,233       $ 196,186       $  198,456
                                                        ===========       =========       ==========

         SENIOR CREDIT FACILITY

         In connection with the Acquisition, the Company entered into a senior credit facility effective October 5, 1995 (the Senior Credit Facility) with several lending institutions. The Senior Credit Facility provides for an aggregate principal amount of loans of up to $115,000 consisting of $90,000 in aggregate principal amount of term loans (the Term Loan Facility) and a $25,000 revolving credit facility (the Revolving Credit Facility).

         The Term Loan Facility matures on September 30, 2000 and is due in quarterly installments in increasing amounts, ranging from $2,100 to $3,700, commencing September 30, 1996. The Senior Credit Facility provides for mandatory prepayments of the Term Loan Facility based on certain performance targets as well as proceeds of asset sales which are subject to certain permitted exceptions. The Revolving Credit Facility matures on September 30, 2000. The Company is required to reduce borrowings under the Revolving Credit to $10,000 or less for 30 consecutive days during the fiscal years ended September 30, 1996 and 1997, and to $7,500 or less for 30 consecutive days during each fiscal year ended September 30 thereafter.

         Indebtedness under the Senior Credit Facility bears interest at a rate based, at the Company's option, upon (i) the Base Rate plus 1.50% with respect to Base Rate Loans and (ii) the LIBOR Rate for one, two, three or six months plus 2.75% with respect to LIBOR Rate Loans; provided, however, the interest rates are subject to reductions in the event the Company meets certain performance targets. The Revolving Credit Facility bore interest at 9.5% for the year ended December 31, 1996. The Term Loan Facility bore interest at a weighted average rate of 8.47% for the period from October 5, 1995 to December 31, 1995, 7.95% for the year ended December 31, 1996 and 8.41% for the nine month period ended September 30, 1997.



                                      F-11                           (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         The Company is required to pay a commitment fee based on the committed undrawn amount of the Revolving Credit Facility during the preceding quarter equal to .375% per annum, payable in arrears on a quarterly basis during 1996 and equal to .5% per annum, payable in arrears on a quarterly basis, thereafter; provided, such fee may be reduced after 1996 to as low as .25% based on certain performance targets.

         The Senior Credit Facility is secured by substantially all of the assets of the Company and a pledge of all of the Company's common stock held by DPCAC.

         The Senior Credit Facility requires the Company to meet certain financial tests, including minimum cash flow, minimum cash flow coverage ratio and maximum leverage ratios. The Senior Credit Facility also contains covenants which, among other things, will limit the incurrence of additional indebtedness, the nature of the business of the Company and its subsidiaries, investments, leases of assets, ownership of subsidiaries, dividends, transaction with affiliates, asset sales, acquisitions, mergers and consolidations, liens and encumbrances and other matters customarily restricted in such agreements.

         BRIDGE NOTES

         The bridge notes (the Bridge Notes) matured on October 5, 1996 and bore interest at a floating rate equal to the sum of (i) the prime rate,
         (ii) 5.00%, and (iii) an additional percentage amount, equal to 1.00% effective from March 30, 1996 and increasing by .50% effective from and including each quarterly anniversary of such date until the Bridge Notes are paid in full; provided that the interest rate shall not exceed 20% per annum. On March 4, 1996, the Bridge Notes were repaid with the proceeds from the issuance of the Senior Notes. The Bridge Notes bore interest at a rate of 13.50% per annum at December 31, 1995 and for the period January 1, 1996 to March 4, 1996.

         SENIOR NOTES

         The Senior Notes (the Senior Notes) bear interest at the rate of 10.625% per annum, payable semiannually on March 1 and September 1 of each year, commencing on September 1, 1996. The Senior Notes are redeemable, at the Company's option, in whole or in part, from time to time, on or after March 1, 2001, initially at 105.313% of their principal amount and thereafter at prices declining to 100% at March 1, 2004 until maturity, in each case together with accrued and unpaid interest to the redemption date. In addition, at any time on or prior to March 1, 1999, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more public equity offerings, at 109.625% of their principal amount, together with accrued and unpaid interest, if any, to the redemption date; provided that at least $104,000 in principal amount of the Senior Notes remain outstanding immediately after any such redemption.



                                      F-12                           (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         The Senior Notes are general senior unsecured obligations of the Company, ranking senior to all subordinated indebtedness of the Company and ranking pari passu in right of payment to all other senior indebtedness of the Company. Lenders under the Senior Credit Facility have claims with respect to the assets constituting collateral for such indebtedness that are effectively senior and right of payment to the claims of holders of the Senior Notes. The Senior Notes were issued pursuant to the Note Indenture which contains covenants restricting or limiting the ability of the Company and its subsidiaries to pay dividends or make other restricted payments, incur additional indebtedness and issue preferred stock, create liens, incur dividends and other payment restrictions affecting subsidiaries, enter into mergers or consolidations, make asset sales, enter into transactions with affiliates, and engage in other lines of business. Under certain circumstances, the Company is required to offer to purchase all outstanding Senior Notes at a purchase price in cash equal to 100% of their principal amount, plus accrued and unpaid interest to the date of repurchase, with the proceeds of certain asset sales. Upon a Change of Control (as defined in the Note Indenture) each holder of Senior Notes will have the right to require the Company to repurchase all or any part of such holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase.

         INDUSTRIAL DEVELOPMENT REVENUE BONDS

         The Industrial Development Revenue Bonds with the County of Pueblo, Colorado (the Pueblo IDRB's) were issued on October 1, 1991 in the aggregate principal amount of $4,500. The Pueblo IDRBs bear interest at a rate of 6.3% to 7.15% per annum. Principal repayments are due annually through October, 2001. The Pueblo IDRBs are secured by real estate and other property and equipment at the Pueblo, Colorado manufacturing facility. On October 30, 1996, the Company redeemed the remaining Pueblo IDRB's with funds borrowed from the Term Loan Facility.

         On March 12, 1997 the Company issued $6,000 of industrial development revenue bonds (the "Bonds") through the Ottawa County Finance Authority in Miami, Oklahoma. The Bonds bear interest at the rate of 7.25% payable on each December 1 and June 1, commencing December 1, 1997. The Bonds are subject to mandatory redemption prior to maturity, in part, at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date, in varying principal amounts on June 1 of each year from 2007 through 2017.

         The Bonds are general secured obligations of the Company, ranking senior to all subordinated indebtedness of the Company and on a parity in right of payment with all other senior indebtedness of the Company. The Bonds are additionally secured by a Mortgage and Security Agreement.

         Aggregate annual maturities of long-term debt at December 31, 1996 were:


                          1997                  $     10,417
                          1998                        11,667
                          1999                        11,667
                          2000                        12,852
                          Thereafter                 160,000

         The Company had approximately $22,700 and $44,900 available under the revolving credit agreement and the term loan facility, respectively, at December 31, 1996 which expires in 1999.

    (5)  SENIOR EXCHANGEABLE PREFERRED STOCK

         The Company has authorized 3,000 shares of Senior Exchangeable Preferred Stock of which the Company issued 1,200 shares in connection with the financing of the Acquisition.



                                      F-13                           (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         The Senior Exchangeable Preferred Stock has an initial liquidation preference of $25.00 per share (aggregate initial liquidation preference is $30,000). The Senior Exchangeable Preferred Stock was recorded at the net proceeds of $17,075 after deducting $12,925 paid to DPCAC for warrants of DPCAC which were issued in conjunction with the Senior Exchangeable Preferred Stock. The excess of the liquidation preference over the carrying value is being accreted quarterly over a twelve year period ended September 30, 2007 by a direct reduction to retained earnings.

         Dividends on the Senior Exchangeable Preferred Stock are payable quarterly at the rate of 14.25% per annum per share. Dividends on the Senior Exchangeable Preferred Stock accrete to the liquidation value of the Senior Exchangeable Preferred Stock and, at the option of the holders of a majority of the shares of Senior Exchangeable Preferred Stock, may be paid through the issuance of additional shares of Senior Exchangeable Preferred Stock on each dividend payment date through September 30, 2000. The Company does not expect to pay dividends on the Senior Exchangeable Preferred Stock in cash for any period prior to September 30, 2000. Cumulative dividends on Senior Exchangeable Preferred Stock that have not been paid at September 30, 1997, December 31, 1996 and 1995 are $9,635, $5,739 and $1,069, respectively and are included in the carrying amount of the Senior Exchangeable Preferred Stock as indicated below:

         Issuance on October 5, 1995 for cash
             (at fair value on date of issuance)                     $ 17,075
         Accretion to redemption value                                    270
         Dividends on the senior exchangeable preferred stock           1,069
                                                                     --------
                                                                       18,414
         Accretion to redemption value                                  1,076
         Dividends on the senior exchangeable preferred stock           4,670
                                                                     --------
         Balance, December 31, 1996                                  $ 24,160
                                                                     --------

         Accretion to redemption value                                    808
         Dividends on the senior exchangeable preferred stock           3,896
                                                                     --------
         Balance, September 30, 1997 (unaudited)                     $ 28,864
                                                                     ========





                                      F-14                           (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         Prior to September 30, 1998, the Company may, at its option, redeem up to one-third of the then outstanding Senior Exchangeable Preferred Stock with the net proceeds of an initial public offering of its common stock at a redemption price of 114% of the then liquidation value of the Senior Exchangeable Preferred Stock, plus accrued and unpaid dividends. On and after September 30, 2000, the Company may, at its option, redeem the Senior Exchangeable Preferred Stock in whole or in part at redemption prices per share set forth below, together with accrued and unpaid dividends:

                             Year                        Percent of
                           Beginning                    liquidation
                         September 30,                     Value
                         ------------                   -----------
                           2000                          107.125%
                           2001                          105.700
                           2002                          104.275
                           2003                          102.850
                           2004                          101.425
                           2005                          100.000
                           2006                          100.000

         In addition, the Company has the right at any time to redeem the Senior Exchangeable Preferred Stock, in whole or in part, from DLJ Merchant Banking Partners, L.P. and certain of its affiliates and Chase Manhattan Investment Holdings, Inc. at a price 100% of the then liquidation value of the Senior Exchangeable Preferred Stock, plus accrued and unpaid dividends. The Company will be required to redeem all remaining outstanding shares of Senior Exchangeable Preferred Stock on September 30, 2007 at 100% of the then liquidation value, together with accrued and unpaid dividends.

         The Senior Exchangeable Preferred Stock will be exchangeable, in whole or in part, at the option of the Company on any dividend payment date for 14.25% Junior Subordinated Exchange Debentures.

         In the event of a change of control, as defined, the holders of Senior Exchangeable Preferred Stock have the right to require the Company to redeem such Senior Exchangeable Preferred Stock, in whole or in part, at a price equal to 101% of the then liquidation value together with and unpaid dividends.

         The terms of the Senior Exchangeable Preferred Stock prohibit (i) the payment of dividends on securities ranking on a parity with or junior to the Senior Exchangeable Preferred Stock and (ii) redemption, repurchase or acquisition of any Junior Securities with certain exceptions, in each case, unless full cumulative dividends have been paid on the Senior Exchangeable Preferred Stock.

         Holders of the Senior Exchangeable Preferred Stock have limited voting rights customary for preferred stock, and the right to elect two additional directors upon certain events such as the Company failing to declare and pay dividends on any six consecutive dividend payment dates.





                                      F-15                           (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



    (6)  MAJOR CUSTOMER


         For the year ended December 31, 1994 and the nine months ended September 30, 1995, one customer accounted for approximately 69% and 67%, respectively, of the Predecessor Company's total revenue. For the three months ended September 30, 1995, the year ended December 31, 1996 and the nine months ended September 30, 1997 (unaudited), one customer accounted for approximately 67%, 65%, and 63%, respectively, of the Successor Company's total revenue. The Company does not have a long-term contract with this customer.


    (7)  INCOME TAXES

         The Predecessor has elected under both Federal and certain state income tax laws to be taxed as an S Corporation. Under this election, the Company's taxable income is taxed to the stockholders on their individual income tax returns. The provision for income taxes reflects the accrual of corporation income taxes due in states which do not recognize the S Corporation status.

         Effective October 1, 1995, concurrent with the Acquisition and the Company's changing from S Corporation for Federal income tax purposes to a C Corporation, the Successor began applying the provisions of FAS 109.

         The Company elected to step up the tax basis in the assets acquired. Goodwill recorded in the acquisition is deductible for tax purposes over 15 years.

         The components of income tax expense (benefit) are:

                                                                        Successor
                                                            ------------------------------
                                                             Three month
                                                             period ended      Year ended
                                                             December 31,     December 31,
                                                                1995              1996
                                                             -------------    -------------
 Current:
     Federal                                                  $   (318)         $   --
     State                                                         (30)             --
 Deferred:
     Federal                                                     1,102            (855)
                                                              --------          ------
           Total income tax provision (benefit)               $    754          $ (855)
                                                              ========          ======

         The difference between the statutory rate and the effective tax rate is a result of nondeductible meals and entertainment expenses and other miscellaneous expenses.



                                      F-16                         (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


         The tax effects of temporary differences that give rise to the significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1996 are presented below:

                                                           1995         1996
                                                           ----         ----
CURRENT DEFERRED
Deferred tax assets:
   Accounts receivable                                  $     3      $    19
   Inventory                                                 --          286
   Accruals and provisions                                   85          576
                                                        -------      -------
           Current deferred tax asset                        85          881

NONCURRENT DEFERRED
Deferred tax assets                                          --        8,656
                                                        -------      -------
                                                             --        8,656

Deferred tax liabilities:
   Tax over book amortization                              (867)      (4,088)
   Difference between book and tax basis of
       property and equipment                              (323)      (4,977)
                                                        -------      -------
                                                         (1,191)      (9,065)
Net noncurrent deferred tax liability                    (1,191)        (409)
                                                        -------      -------
           Total net deferred tax asset (liability)     $(1,103)         472
                                                        =======      =======

         There is no valuation allowance as of fiscal year ended December 31,1996. It is the opinion of management that future operations will more likely than not generate taxable income to realize deferred tax assets.

         At December 31, 1996, the Company has net operating loss carryforwards for federal income tax purposes of approximately $23,000, which are available to offset future federal income, if any, through 2011.



                                      F-17
                                                                     (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


    (8)  EMPLOYEE BENEFIT PLANS

         The Company has a defined benefit, noncontributory pension plan covering substantially all non-bargaining employees. Benefits under the plan are based on the employee's compensation during the five most highly compensated consecutive years during the ten years preceding normal retirement date. The Company's funding policy for the plan is to make the minimum annual contribution required by applicable regulations.

         Net periodic pension cost for the Company's defined benefit pension plans consisted of the following components for the years ended:

                                               Predecessor                        Successor
                                       -----------------------------      -----------------------------
                                                        Nine month        Three month
                                        Year ended      period ended      period ended      Year ended
                                       December 31,     September 30,      December 31,     December 31,
                                           1994              1995              1995              1996
                                           ----              ----              ----              ----
Service cost (benefits) earned          $   758           $   714           $   237           $ 1,059
Interest cost on projected
  benefit obligation                        647               515               197               781
Actual return on plan assets                156            (1,509)             (377)             (906)
Net amortization and deferral              (816)              997               180                71
                                        -------           -------           -------           -------
Net periodic pension cost               $   745           $   717           $   237           $ 1,005
                                        =======           =======           =======           =======

         Assumptions used by the Company in the determination of pension plan information consisted of the following as of:


                                                       Predecessor          Successor
                                                       -----------          ---------
                                                                 December 31,
                                                              ------------------
                                                        1994        1995        1996
                                                       ------      ------      ------
Discount rate                                           7.5%        7.0%        7.0%
Rate of increase in compensation levels                 5.5%        5.5%        5.5%
Expected long-term rate of return on plan assets        7.5%        7.5%        7.5%



                                      F-18
                                                                     (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         The following table sets forth the plan's funded status and amounts recognized in the accompanying balance sheets as of:

                                                        Predecessor                Successor
                                                        -----------                ---------
                                                                    December 31,
                                                        ------------------------------------
                                                          1994          1995          1996
                                                        --------      --------      --------
Actuarial present value of benefit obligations:
     Vested benefits                                    $ (5,534)     $ (7,421)     $ (7,940)
                                                        ========      ========      ========
     Accumulated benefits                               $ (5,720)     $ (7,638)       (8,172)
                                                        ========      ========      ========
     Projected benefits                                 $ (9,043)     $(11,592)     $(13,060)
     Plan assets at fair value                             8,842        11,524        12,428
                                                        --------      --------      --------
     Projected benefit obligation in excess of
         plan assets                                        (201)          (68)         (632)
Items not yet recognized in earnings:
     Unrecognized net loss (gain)                          1,523            --           (45)
     Unrecognized prior service cost                         (49)           --            --
     Unrecognized net asset at December 31, 1986,
         being recognized over 14.49 to 17.95 years         (393)           --           333
                                                        --------      --------      --------
Prepaid pension asset (liability) recognized in
     the balance sheet                                  $    880      $    (68)     $   (344)
                                                        ========      ========      ========

                                      F-19
                                                                     (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         The Company sponsors a defined contribution postretirement plan which provides medical coverage for eligible retirees and their dependents (as defined in the plan). On October 1, 1995, the Company adopted SFAS 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. The following sets forth the plans' funded status reconciled with the amount shown in the Company's statement of income on an accrual basis rather than a pay-as-you-go (cash) basis as follows:


                                                       Successor
                                                   -----------------
                                                      December 31,
                                                   -----------------
                                                    1995       1996
                                                   ------     ------
Accumulated postretirement benefit obligation:
    Retirees and dependents                        $  813     $  825
    Fully eligible active plan participants           265        356
    Other active plan participants                    282        316
                                                   ------     ------
       Accrued postretirement benefit cost         $1,360     $1,497
                                                   ======     ======

                                                                      Three month
                                                                      period ended  Year ended
                                                                      December 31,  December 31,
                                                                         1995          1996
                                                                         ----          ----
Net periodic postretirement benefit cost included the following components:
       Service cost - benefits attributed to
           service during the period                                     $ 17          $ 17
       Interest cost on accumulated postretirement
           benefit obligation                                             100           104
                                                                         ----          ----
       Net periodic postretirement benefit cost                          $117          $121
                                                                         ====          ====

         For measurement purposes, a 10% and 10.5% annual rate of increase in the per capita cost of medical benefits was assumed for 1995 and 1996, respectively; the rate was assumed to decrease gradually to 4.5% for 2001 and remain at that level thereafter. The medical cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed medical cost trend rates by 1 percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 by $206 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended 1996 by $18.

         The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% and 7.0% for December 31, 1995 and 1996, respectively.


                                      F-20
                                                                     (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    (9)  DEFERRED COMPENSATION AGREEMENTS AND
              SALARY CONTINUATION PLAN

         The Company has deferred compensation agreements with two individuals which provide, upon retirement, annual payments to be paid over ten consecutive years. The liability is approximately $2,086, $1,190 and $1,160 at December 31, 1995 and 1996 and September 30, 1997 (unaudited), respectively.

         The Company also has a salary continuation plan in which there were twenty-four participants at December 31, 1995 and 1996. Participants in the plan, who reach age fifty-five and have ten years of service with the Company, become vested as to benefits which are payable in ten equal annual installments after retirement. The Company has recorded an expected future liability equal to the present value of future payments under this plan. The liability is approximately $1,400, $1,343 and $1,332 at December 31, 1995 and 1996 and September 30, 1997 (unaudited), respectively.

   (10)  ADDITIONAL CASH FLOW INFORMATION

         The following is additional cash flow information for the year ended December 31, 1994, for the nine months ended September 30, 1995, for the three month period ended December 31, 1995, and for the year ended December 31, 1996.


                                            Predecessor                              Successor
                                    ----------------------------    ---------------------------------------------
                                                    Nine month      Three month                      Nine month
                                    Year ended     period ended     period ended    Year ended      period ended
                                    December 31,   September 30,    December 31,    December 31,    September 30,
                                       1994            1995            1995             1996            1997
                                       ----            ----            ----             ----            ----
                                                                                                     (unaudited)
Noncash investing and
    Financing activities:
       Accounts payable
       Incurred for property
       Equipment                      $  283           $  --          $   67           $   --          $   --
Additional cash payment
    Information:
       Interest paid (net of
              amounts capitalized)     2,333           5,114             192           21,028          20,382
       Income taxes paid
              (refunded)                 354             302             (51)             351              --


   (11)  COMMITMENTS AND CONTINGENCIES

         The Company is party, in the ordinary course of business, to certain claims and litigation. In management's opinion, the resolution of such matters is not expected to have a material impact on the financial condition or results of operations of the Company.



                                      F-21
                                                                     (Continued)

                      DOANE PRODUCTS COMPANY AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

   (12)  QUARTERLY FINANCIAL DATA (UNAUDITED)



                                                          Successor
                             -------------------------------------------------------------------
                              First              Second               Third              Fourth
      1996                   Quarter             Quarter             Quarter             Quarter
      ----                   -------             -------             -------             -------
Net sales                  $ 118,404           $ 112,881           $ 124,672           $ 144,751
Gross margins                 15,428              12,925              12,707              16,070
Net income (loss)             (1,650)               (236)               (609)                977



                                         Predecessor                          Successor
                         -------------------------------------------        --------------
                          First            Second             Third             Fourth
      1995               Quarter           Quarter           Quarter            Quarter
      ----               -------           -------           -------            -------
Net sales               $103,638          $ 99,148          $ 91,932           $111,618
Gross margins             16,738            16,723            16,094             15,254
Net income (1)             9,303             9,236            (1,793)             1,024


         (1) Net income for the third quarter of 1995 includes an unusual item of $9,440 related to bonuses paid in connection with the Acquisition.


                                      F-22
                                                                     (Continued)

                                      PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

     Section 145(a) of the General Corporation law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by an action by or in the right of the corporation) by reason of fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a)and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deem appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which whose seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee of agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity , or raising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Certificate of Incorporation

     The Company's Certificate of Incorporation (the "Certificate") provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended form time to time.

     Bylaws

     The Bylaws of the Company provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigate, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may thereafter be amended (but, in the case of any such amendment, only tot the extent that such amendment permits the Company to provided broader indemnification rights than said law permitted that Company to provide prior to such amendment) against all expense, liability and loss (including, without limitation, attorneys' feed, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company. The Bylaws further provide that the right to indemnification conferred thereby shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery tot eh Company of an undertaking, by or on behalf of such indemnified person, to repay all amount so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under the Bylaws or otherwise. In addition, the Bylaws provide that the Company may, by action of its board of directors, provide indemnification of directors and officers provided for in the Bylaws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

              2.1 Agreement and Plan of Merger dated as of August 31, 1995 among Doane Products Company, DPCAC and DPC Subsidiary Acquisition Corp.; list of schedules to such Merger Agreement; Agreement of Company to furnish such schedules to the Commission upon its request (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              3.1 Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).


              3.2* Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on February 4, 1998.


              3.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).


              4.1 Form of Trust Indenture between the Company and U.S. Trust Company of Texas, N.A (incorporated by reference to
                      Exhibit 4.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              4.2 Revolving Credit and Term Loan Agreement dated as of October 5, 1995 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              4.3 Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 28, 1996 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

              4.4 First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 28, 1996 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

              4.5 Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 31, 1997 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).


              5.1     Opinion of Vinson & Elkins L.L.P.


              9.1 Investors' Agreement dated as of October 5, 1995 among DPC Acquisition Corp., the Company, Summit Capital Inc., Summit/DPC Partners, L.P., Chase Manhattan Investment Holdings, Inc., DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. and certain other persons named therein (incorporated by reference to Exhibit 9.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.1 Doane Products Company Employee Retirement Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.2 Employment Agreement dated September 1, 1994, as amended on August 31, 1995, between the Company and Bob L. Robinson (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.3 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Roy E. Hess (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.4 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Terry W. Bechtel (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.5 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Earl R. Clements (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.6 Employment Agreement dated June 1, 1994, as amended on August 31, 1995, between the Company and Dick H. Weber (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, Registration No. 33-98110).

              10.7 Employment Agreement dated as of March 3, 1997, between the Company and Thomas R. Heidenthal (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).

              10.8 DPC Acquisition Corp. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).


              12.1    Statement regarding Computation of Ratios.

              23.1    Consent of Vinson & Elkins L.L.P. (included in Exhibit
                      5.1).

              23.2*   Consent of KPMG Peat Marwick LLP.

              24.1    Powers of Attorney.


              27.1    Financial Data Schedule (incorporated by reference to
                      Exhibit 27.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997).


              99.1*   Form of Letter of Transmittal.

---------------

*    Filed herewith. All other exhibits have been previously filed.


     (b) Consolidated Financial Statement Schedules, Years ended December 31, 1994, 1995 and 1996:

                                 Not Applicable

ITEM 22.      UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. this includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Joplin, State of Missouri, on the 5th day of February, 1998.



                            DOANE PRODUCTS COMPANY


                            By: /s/ THOMAS R. HEIDENTHAL
                               -------------------------------------------------
                               Thomas R. Heidenthal
                               Senior Vice President and Chief Financial Officer





     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        SIGNATURE                     TITLE                         DATE




/s/ BOB L. ROBINSON           President and Chief Executive     February 5, 1998
----------------------------  Officer and Director (Principal
  Bob L. Robinson             Executive Officer)


/s/ THOMAS R. HEIDENTHAL
----------------------------  Senior Vice President and Chief   February 5, 1998
  Thomas R. Heidenthal        Financial Officer (Principal
                              Financial Officer and Principal
                              Accounting Officer
/s/       *
----------------------------  Director                          February 5, 1998
  Peter T. Grauer


/s/       *
----------------------------  Director                          February 5, 1998
  George B. Kelly


/s/       *
----------------------------  Director                          February 5, 1998
  M. Walid Mansur


/s/       *
----------------------------  Director                          February 5, 1998
  Andrew H. Rush


/s/       *
----------------------------  Director                          February 5, 1998
  Jeffrey C. Walker


*By /s/ THOMAS R. HEIDENTHAL
    ------------------------
    Thomas R. Heidenthal,
    as attorney-in-fact

                               INDEX TO EXHIBITS



EXHIBIT NO.                               DESCRIPTION
-----------                               -----------
   2.1             Agreement and Plan of Merger dated as of August 31, 1995
                   among Doane Products Company, DPCAC and DPC Subsidiary
                   Acquisition Corp.; list of schedules to such Merger
                   Agreement; Agreement of Company to furnish such schedules
                   to the Commission upon its request (incorporated by
                   reference to Exhibit 2.1 to the Company's Registration
                   Statement on Form S-1, Registration No. 33-98110).

   3.1             Certificate of Incorporation of the Company, as amended
                   (incorporated by reference to Exhibit 3.1 to the Company's
                   Registration Statement on Form S-1, Registration No.
                   33-98110).

   3.2* Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on February 4, 1998.

   3.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Registration
                   Statement on Form S-1, Registration No. 33-98110).

   4.1             Form of Trust Indenture between the Company and U.S. Trust
                   Company of Texas, N.A (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
                   Form S-1, Registration No. 33-98110).

   4.2             Revolving Credit and Term Loan Agreement dated as of
                   October 5, 1995 among the Company, Mercantile Bank of St.
                   Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.2 to the Company's Registration
                   Statement on Form S-1, Registration No. 33-98110).

   4.3             Amended and Restated Revolving Credit and Term Loan
                   Agreement dated as of February 28, 1996 among the Company, Mercantile Bank of St. Louis National Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended
                   December 31, 1996).

   4.4 First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 28, 1996 among the Company, Mercantile Bank of St. Louis National
                   Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit
                   4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).

   4.5 Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 31, 1997 among the Company, Mercantile Bank of St. Louis National
                   Association, as agent for the Banks named therein, and the Banks named therein (incorporated by reference to Exhibit
                   4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).

   5.1             Opinion of Vinson & Elkins L.L.P.

   9.1             Investors' Agreement dated as of October 5, 1995 among DPC
                   Acquisition Corp., the Company, Summit Capital Inc.,
                   Summit/DPC Partners, L.P., Chase Manhattan Investment
                   Holdings, Inc., DLJ Merchant Banking Partners, L.P., DLJ
                   International Partners, C.V., DLJ Offshore Partners, C.V.,
                   DLJ Merchant Banking Funding, Inc. and certain other persons named therein (incorporated by reference to Exhibit 9.1 to the Company's Registration
                   Statement on Form S-1, Registration No. 33-98110).


   10.1            Doane Products Company Employee Retirement Plan
                   (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Registration
                   No. 33-98110).

   10.2 Employment Agreement dated September 1, 1994, as amended on August 31, 1995, between the Company and Bob L.
                   Robinson (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Registration
                   No. 33-98110).

   10.3            Employment Agreement dated June 1, 1994, as amended on
                   August 31, 1995, between the Company and Roy E. Hess
                   (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, Registration
                   No. 33-98110).

   10.4            Employment Agreement dated June 1, 1994, as amended on
                   August 31, 1995, between the Company and Terry W. Bechtel
                   (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, Registration
                   No. 33-98110).

   10.5            Employment Agreement dated June 1, 1994, as amended on
                   August 31, 1995, between the Company and Earl R. Clements
                   (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, Registration
                   No. 33-98110).

   10.6            Employment Agreement dated June 1, 1994, as amended on
                   August 31, 1995, between the Company and Dick H. Weber
                   (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, Registration
                   No. 33-98110).

   10.7 Employment Agreement dated as of March 3, 1997, between the Company and Thomas R. Heidenthal (incorporated by reference to Exhibit 10.1 to the Company's Quarterly
                   Report on Form 10-Q for the quarterly period ended March
                   31, 1997).

   10.8 DPC Acquisition Corp. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Company's Annual
                   Report on Form 10-K for the year ended December 31, 1996).

   12.1            Statement regarding Computation of Ratios.

   23.1            Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

   23.2*           Consent of KPMG Peat Marwick LLP.

   24.1            Powers of Attorney.

   27.1            Financial Data Schedule (incorporated by reference to
                   Exhibit 27.1 to the Company's Quarterly Report on Form
                   10-Q for the quarterly period ended September 30, 1997).

   99.1*           Form of Letter of Transmittal.


--------------

*    Filed herewith. All other exhibits have been previously filed.